UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )
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Oshkosh Corporation

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Proxy Statement and Notice of 2025 Annual Meeting of Shareholders

MAY 6, 2025

OUR STRATEGY

Innovate.
Serve.
Advance.

We make a difference in the lives of the everyday heroes who build, serve and protect communities around the world.

INNOVATE.

SERVE.

ADVANCE.

March 27, 2025
Dear Fellow Oshkosh Corporation
Shareholder
Oshkosh continued to deliver strong performance in 2024, using our “Innovate. Serve. Advance.” strategy as our guide. Strong demand and operational improvements enabled us to deliver record revenue of  $10.7 billion and diluted earnings per share of $10.35, representing increases of 11% and 14%, respectively, compared to 2023.
Oshkosh’s commitment to our purpose — to make a difference in the lives of those who build, serve and protect communities across the globe — drives the Company’s success. We have leveraged our core capabilities in electrification to introduce first-of-their-kind products across the enterprise that deliver added value for our customers. Our new, all-electric, fully integrated McNeilus® Volterra ZSL™ refuse and recycling vehicle and our Next Generation Delivery Vehicle (NGDV) for the U.S. Postal Service are the latest examples of supporting sustainability initiatives of our customers while improving functionality for drivers and operators. We developed autonomous tactical vehicles for our military customers and leverage that capability now for commercial applications, where active safety and automation are critical to safe and efficient operation. We are also introducing our ClearSky Smart Fleet™ connected telematics platform across our product suite and continue to add features that enhance our customers’ experience with our products. We believe this focused pursuit of innovation has positioned us to deliver strong shareholder value in 2025 and beyond.
We have diversified our business into new markets and adjacent product lines over the past several years, reducing cyclicality and advancing our position as a leader in specialty equipment for the world’s toughest jobs. In the first full year under our ownership, AeroTech had record sales in 2024. With the recent acquisitions of Hinowa and AUSA, we have a stronger foothold in the European agriculture, material handling, construction, landscaping and specialty equipment markets and can leverage these companies’ broader product offerings in other geographies we serve. The Company has continued investing in growth through capital expenditures, including production capabilities at our facilities in Tennessee and South Carolina, and increased our research and development spend to position the Company for long-term value creation.
In 2024, Oshkosh was honored to be named one of the Ethisphere Institute’s World’s Most Ethical Companies for the ninth consecutive time. We were also named to the Dow Jones Sustainability World Index for the sixth consecutive year and selected as one of Fast Company’s 2024 World’s Most Innovative Companies; we are proud to receive numerous other accolades recognizing our long-term commitment to our People First culture, sustainability and market-leading technology.
Finally, after over a decade as a board member and consistent with the Company’s retirement age by-laws, I will not be standing for re-election to the Board. We have robust succession planning efforts, and I have tremendous confidence in this talented Board that will continue to support Oshkosh Corporation as it executes its strategy into the future.
On behalf of the Board and our approximately 18,500 Oshkosh Corporation team members, thank you for your continued support of Oshkosh Corporation. It has been an honor to serve the Company.
Sincerely,
Stephen D. Newlin Chair of the Board

OSHKOSH CORPORATION | 2025 PROXY STATEMENT

Electronic delivery of proxy materials
HELP US HELP THE ENVIRONMENT
We encourage all shareholders to voluntarily elect to receive all proxy materials electronically. This helps reduce the paper mailed to you and supports our goal of minimizing our environmental footprint.
Sign up for e-delivery at proxyvote.com. Please have your control number available.	Benefits of e-delivery: • Immediate and convenient access to the materials. • Helps us reduce our impact on the environment. • Helps us reduce our printing and mailing costs.
OUR ENVIRONMENTAL IMPACT
In 2024, we had 35,447 investors enrolled in the e-delivery program. Electronic delivery is efficient, cost effective and the response rate is better than the receipt of full set and notice only. Our promotion of this method of delivery has resulted in a 13.25% increase in enrollment. Below are statistics that are representative of our efforts:
76	486M	342K
tons of wood saved; or the equivalent of 456 trees	BTUs saved; or the equivalent of 578 residential refrigerators operating for one year	pounds of CO2 saved; or the equivalent of 31 cars operating for one year
408K	22K+	30
gallons of water saved; or the equivalent of 18.5 swimming pools	pounds of solid waste saved	pounds of hazardous air pollutants saved
Environmental impact estimates are calculated using the Environmental Paper Network Paper Calculator.
For more information, visit www.papercalculator.org.

Notice of Annual Meeting
of Shareholders
March 27, 2025
HOW TO ATTEND THE 2025 VIRTUAL ANNUAL SHAREHOLDERS’ MEETING
This year’s Annual Meeting will be virtual and held online via live webcast. To attend the Annual Meeting and examine our list of shareholders, you will need to visit www.virtualshareholdermeeting.com/OSK2025, and you will be required to enter the control number on your proxy card or voting instruction form.
Your vote is very important. Even if you plan to attend the virtual Annual Meeting, please vote your shares as soon as possible, either online or by phone as directed in the Notice of Internet Availability of Proxy Materials or by returning a completed proxy card in the envelope provided. Even if you vote in advance, you are still entitled to attend and vote at the Annual Meeting. If you vote at the Annual Meeting, that vote will have the effect of revoking any prior proxy.
By Order of the Board of Directors,

MEETING INFORMATION
May 6, 2025
8:00 a.m. (Central Daylight Time)
Virtual Meeting
www.virtualshareholdermeeting.
com/OSK2025
AGENDA
1.
To elect ten directors;

2.
To ratify the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as our independent auditor for 2025;

3.
To approve, by advisory vote, the compensation of our named executive officers; and

4.
To consider and act on such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Ignacio A. Cortina Executive Vice President, Chief Legal and Administrative Officer and Secretary

Internet at www.proxyvote.com	Toll-free from the United States or Canada to +1 800.690.6903	Mailing the signed proxy or voting instructions form	Attend the Virtual Annual Meeting

OSHKOSH CORPORATION | 2025 PROXY STATEMENT

OSHKOSH CORPORATION | 2025 PROXY STATEMENT

OSHKOSH CORPORATION | 2025 PROXY STATEMENT

Proxy Statement Summary
To assist you in reviewing the proposals to be considered at the Annual Meeting, we call your attention to the following summary, which includes information about our 2024 financial performance. For more complete information, please review our 2024 Annual Report on Form 10-K and this entire Proxy Statement.
We mailed our Notice of Internet Availability of Proxy Materials and we are making available this Proxy Statement on March 27, 2025, to all Oshkosh shareholders of record as of the close of business on February 28, 2025, the record date for voting at the Annual Meeting.
Voting matters and recommendations
The following proposals are scheduled to be presented at the upcoming 2025 Annual Shareholders’ Meeting:
PROPOSALS		Board’s Recommendation	Page
Management Proposal 1	Election of ten directors, each to hold office until the 2026 Annual Shareholders’ Meeting	FOR each nominee	6
Management Proposal 2	Ratification of Deloitte & Touche LLP as independent auditor for 2025	FOR	27
Management Proposal 3	Advisory vote to approve executive compensation	FOR	66
OSHKOSH STRENGTHS, STRATEGY AND 2024 HIGHLIGHTS
Oshkosh Corporation (Oshkosh or Company) is a global industrial technology company specializing in the design, development and manufacture of purpose-built vehicles and equipment. Our products enhance safety, maximize productivity, reduce total cost of ownership and simplify fleet management for professionals performing some of the world’s most demanding jobs. Driven by our purpose of making a difference in people’s lives, we leverage our strengths to support long-term growth in revenue, operating income and return on invested capital (ROIC). We believe our key strengths include:
•
Market Leadership: We hold leading positions across our product and service categories.

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Strong Market Dynamics: Favorable industry trends are driving demand, with elevated backlogs in several businesses providing good visibility.

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Growth Opportunities: We pursue both organic and inorganic growth, including through strategic mergers and acquisitions (M&A).

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Disciplined Capital Allocation: Our financial strategy is designed to maximize shareholder value.

Oshkosh delivered strong performance in 2024, reflecting the impact of strategic actions taken in recent years to enhance resilience and operational success. We believe we are well-positioned for long-term growth, supported by favorable market dynamics, backlog that provides visibility, and continued investments in industry-leading technology. The launch of new products, including the U.S. Postal Service’s Next Generation Delivery Vehicle (NGDV), along with strategic acquisitions such as Spanish equipment manufacturer AUSA in 2024, further strengthens our outlook.
In 2024, Oshkosh generated $10.7 billion in revenue, an 11.1% increase versus 2023, and achieved $1.01 billion in operating income, representing a 20.7% year over year increase. These strong results translated into diluted earnings per share of  $10.35. The charts below illustrate our revenue, operating income, and earnings per share performance over the past three years. We

OSHKOSH CORPORATION | 2025 PROXY STATEMENT	1

Proxy Statement Summary
maintain a positive long-term outlook, supported by market fundamentals that we believe are strong, visibility that our backlogs provide and an expanding portfolio of innovative products.

We returned $236 million of cash to shareholders through a combination of dividends and share repurchases, including cash dividends totaling $120 million.
We announced an 11% increase in our quarterly dividend rate from $0.46 to $0.51 per share on January 30, 2025, which marks our eleventh straight year of double-digit percentage increases in the Company’s dividend rate and reflects the confidence we have in our business model and our longer-term outlook.
Highlights for 2024 Include:
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Reported record consolidated revenue of  $10.7 billion; and diluted earnings per share of  $10.35 driven by record segment revenues of  $5.2 billion in Access and $3.3 billion in Vocational.

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Secured strong orders that we believe drive good visibility into 2025 with year-end backlog of  $14.7 billion.

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Expanded our European presence with the acquisition of AUSA, a leading Spanish manufacturer of wheeled dumpers, rough terrain forklifts and telehandlers for the construction, material handling, agriculture, landscape and specialty equipment industries.

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Began low-rate production of the Next Generation Delivery Vehicle (NGDV) at our state-of-the-art facility in Spartanburg, South Carolina. These advanced delivery vehicles are supporting an extensive fleet update for the U.S. Postal Service.

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Began low-rate production of our revolutionary all-electric McNeilus® Volterra ZSL™ refuse and recycling collection vehicles at our new facility in Murfreesboro, Tennessee.

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Strengthened our operating resilience by investing in key manufacturing processes and increased capacity to serve vibrant end markets in several key businesses.

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Continued to ramp up the global launch of ClearSky Smart Fleet™, the industry’s first true, two-way fleet management and communication platform. We now have more than 100,000 connected assets out in the field, which is one of the largest connected fleets in the world.

•
Added Matthew Field as the Executive Vice President and Chief Financial Officer. Former Chief Financial Officer Michael Pack transitioned to Executive Vice President and President, Vocational Segment.

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Continued our strong record of board refreshment by attracting talented directors who bring valuable and diverse experiences and perspectives, including the recent additions of Annette Clayton and William Burns.

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Continued to invest in technology focus areas including electrification, autonomy and active safety, intelligent and connected products, advanced analytics and digital manufacturing.

•
Named to the Dow Jones Sustainability World Index for the sixth consecutive year.

OSHKOSH CORPORATION | 2025 PROXY STATEMENT	2

Proxy Statement Summary
HUMAN CAPITAL MANAGEMENT AND SUSTAINABILITY
Oshkosh fosters a People First culture, and we invest in programs to enable the engagement, safety, wellbeing and development of our team members.
Workforce Demographics. As of December 31, 2024, Oshkosh had approximately 18,500 team members, approximately 11,800 of whom were production team members. Approximately 2,900 of these team members were located outside the United States.
Our People First Culture. We believe in putting people first, which means caring for our team members, customers and communities, and building a company that understands that prioritizing people will enable us to deliver our strategy of  “Innovate. Serve. Advance.” Our strategy is grounded in our purpose — making a difference in people’s lives.
Communication and Engagement. We believe that an engaging culture enhances the perspectives and innovation that are critical to our strategy. Engaging, connecting with and developing team members is a central focus of our People First culture. We communicate regularly through town halls, newsletters and team-building events. We employ a continuous listening strategy through our engagement survey platform and methodology, which allows us to collect feedback on a bi-monthly basis for our professional workforce and annually for our production workforce. This has allowed us to respond dynamically to our team member feedback and make improvements. Our passion for serving our community continued with our Oshkosh team donating over 22,300 volunteer hours to local charities.
In 2024, the Company was named one of the World’s Most Ethical Companies by Ethisphere for the ninth consecutive year.
Workplace Safety, Health and Wellbeing. At Oshkosh, we are deeply committed to the safety, security, health and wellbeing of our team members. We offer a comprehensive benefits package which includes several programs to ensure that our team members and their families have opportunities to enhance their wellbeing, including incentives to engage in preventative care services. The Company prioritizes safe working conditions through enhanced hazard identification and risk mitigation practices to proactively reduce occupational injuries. In 2024, we reduced our recordable incident rate by more than 4% as compared to 2023. Building on this momentum, we are implementing targeted risk reduction initiatives for our leading injury causes to sustain and accelerate this trend. Together, we remain focused on creating a safer, healthier and more secure workplace for everyone.
Growth and Development. Our ability to attract, develop and retain world-class talent is critical to our business strategy. In 2024, we hosted multiple programs of Lens of Leadership, our signature in-person development program for team members at the director level and above. We also continued to host a series of leadership development events and expanded virtual learning opportunities to all managers on topics of leadership, fostering engagement and cultivating innovation and performance. The 2024 expansion of our enterprise Learning Management System led to a significant increase in the number of learning hours completed by our global team members. Across the Company, our team members logged over 253,000 learning hours in 2024.
Sustainability. We are proud to be a leader in sustainable business practices. We were recently named to the Dow Jones Sustainability World Index for the sixth consecutive year. We have received numerous awards and recognition for being a leader in sustainability and encourage you to read more about our commitment to responsible business practices in our Oshkosh Corporation Sustainability Report. We are not including the information contained in that report as a part of, or incorporating it by reference into, this Proxy Statement.

OSHKOSH CORPORATION | 2025 PROXY STATEMENT	3

Proxy Statement Summary
SHAREHOLDER ENGAGEMENT
We are proud of our frequent and active shareholder engagement. In 2024, we continued our investor outreach throughout the year by participating in numerous investor conferences and investor meetings. A summary of in-person and virtual outreach in 2024 is listed below:
✓
participated in 14 investor conferences

✓
hosted five investor visits to Oshkosh facilities

✓
participated in six non-deal roadshows: five in the United States and one in Europe

✓
held discussions with investors at tradeshows and other events

✓
completed an investor perception study consisting of in-depth interviews of more than 25 current and prospective shareholders

✓
conducted more than 360 total company discussions with shareholders and prospective shareholders

Our team uses a purposeful and deliberate approach to build better lines of communication between investors and management.
As we continue our efforts to build and strengthen our relationships with the investment community, we encourage you to contact us via any of the methods below:

WRITE	CALL	EMAIL	ATTEND EVENTS
Corporate Secretary Oshkosh Corporation 1917 Four Wheel Drive Oshkosh, WI 54902	Investor Relations +1 920.502.3059	ir@oshkoshcorp.com	https://investors.oshkoshcorp.com/events- and-presentations/default.aspx Please also visit www.oshkoshcorp.com for a regularly updated list of shareholder events.

OSHKOSH CORPORATION | 2025 PROXY STATEMENT	4

Proxy Statement Summary
Forward-Looking Statements
This Proxy Statement contains statements that the Company believes to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this Proxy Statement, including, without limitation, statements regarding the Company’s future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations, are forward-looking statements. When used in this Proxy Statement, words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project,” “confident” or “plan” or the negative thereof or variations thereon or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond the Company’s control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include the cyclical nature of the Company’s access equipment, fire apparatus, refuse and recycling collection and air transportation equipment markets, which are particularly impacted by the strength of U.S. and European economies and construction seasons; the Company’s estimates of access equipment demand which, among other factors, is influenced by historical customer buying patterns and rental company fleet replacement strategies; the impact of orders and costs on the U.S. Postal Service contract; risks that a trade war and related tariffs could reduce the competitiveness of the Company’s products; the Company’s ability to increase prices to raise margins or to offset higher input costs; the Company’s ability to accurately predict future input costs associated with Defense contracts; the Company’s ability to attract and retain production labor in a timely manner; the Company’s ability to realize the anticipated benefits associated with the AeroTech acquisition; the strength of the U.S. dollar and its impact on Company exports, translation of foreign sales and the cost of purchased materials; the impact of severe weather, war, natural disasters or pandemics that may affect the Company, its suppliers or its customers; the Company’s ability to predict the level and timing of orders for indefinite delivery/indefinite quantity contracts with the U.S. federal government; budget uncertainty for the U.S. federal government, including risks of future budget cuts, the impact of continuing resolution funding mechanisms and the potential for shutdowns; the impact of any U.S. Department of Defense solicitation for competition for future contracts to produce military vehicles; risks related to the collectability of receivables, particularly for those businesses with exposure to construction markets; the cost of any warranty campaigns related to the Company’s products; risks associated with international operations and sales, including compliance with the Foreign Corrupt Practices Act; the Company’s ability to comply with complex laws and regulations applicable to U.S. government contractors; cybersecurity risks and costs of defending against, mitigating and responding to data security threats and breaches impacting the Company; the Company’s ability to successfully identify, complete and integrate other acquisitions and to realize the anticipated benefits associated with the same; and risks related to the Company’s ability to successfully execute on its strategic road map and meet its long-term financial goals. Additional information concerning these, and other factors is contained in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K filed on February 20, 2025. The Company assumes no obligation, and disclaims any obligation, to update information contained in this document Investors should be aware that the Company may not update such information until the Company’s next quarterly earnings conference call, if at all.

OSHKOSH CORPORATION | 2025 PROXY STATEMENT	5

Proposal 1
ELECTION OF DIRECTORS
Background to Board’s Recommendation for Director Nominees
Board composition, refreshment and diversity are priorities for our shareholders as well as for our Board. Our Board seeks to provide orderly refreshment while sustaining strong board composition and diversity. We define diversity broadly. In considering diversity (in all aspects of that term), our Board takes into account various factors and perspectives, including differences of viewpoint, professional experience, education, skill and other demographics. Our Board continues to review both its size and its composition to attract outstanding candidates while retaining the balance of skills and attributes needed to oversee our company’s complex, global operations.
The Board currently consists of 11 directors. Our Board has long been committed to effective succession planning which is key to the orderly refreshment of the Board. Stephen D. Newlin, a current director and Chair of the Board, having turned 72 years of age, is not standing for re-election in accordance with our Corporate Governance Guidelines relative to director retirement age. Since his election to the Board in 2013, our Company has benefited from Mr. Newlin’s leadership, experience and expertise. During 2024, in anticipation of Mr. Newlin not standing for re-election, our Board elected William J. Burns as an independent director. Further on February 18, 2025, the Board voted to decrease the size of the Board to ten directors effective at the close of the Annual Meeting.

The Board has selected ten nominees for election at the Annual Meeting, each to hold office until the next annual meeting and the election of their successor. All of the nominees are current directors, and each nominee has agreed to be named in this Proxy Statement and to serve on the Board of Directors if elected. As part of the Board’s annual process of choosing the Chair of the Board, including succession planning for the Chair position, the Board chose to appoint Mr. Keith J. Allman to serve as Chair of the Board effective after the close of the Annual Meeting, if he is re-elected as a director.

Attributes, Qualifications and Experience of Nominees for Board of Directors
Our Board, upon the recommendation of the Governance Committee, defines the personal and professional qualifications that Board nominees must demonstrate. These criteria are described in the Corporate Governance Guidelines under the “Governance” tab located on our Investors website, www.investors.oshkoshcorp.com, and on pages 19 to 21 of this Proxy Statement. We are not including the information contained on our website as part of, or incorporating it by reference into, this Proxy Statement.
Our Board elected William J. Burns to the Board on July 23, 2024. Mr. Burns is the Chief Executive Officer of Zebra Technologies Corporation, a provider of enterprise asset intelligence solutions, helping businesses grow through asset visibility, connected frontline workers and intelligent automation. Mr. Burns joined Zebra in 2015 and has held positions of increasing responsibility, including Chief Product and Solutions Officer and Senior Vice President of Enterprise Visibility and Mobility. Prior to joining Zebra, Mr. Burns was the Chief Executive Officer for Embrane, Inc., a Silicon Valley based venture capital-backed privately held startup, and Spirent Communications plc, a global leader in hardware, software and cloud-based test and measurement solutions. He brings to our Board significant experience and thought leadership in innovation, sales, technology, executive leadership, cybersecurity and global business operations.
Egon Zehnder, the third-party executive search firm that we retained to assist us in the search for director candidates, recommended Mr. Burns to the Governance Committee as a well-qualified and credentialed candidate to serve on our Board following a national search. The Governance Committee recommended Mr. Burns for election to the Board on July 23, 2024, following its review of his qualifications in light of the criteria in our Corporate Governance Guidelines.

OSHKOSH CORPORATION | 2025 PROXY STATEMENT	6

Proposal 1   |    ELECTION OF DIRECTORS
In addition to the brief biographies of each of our Board’s nominees presented on pages 10 to 15, below is a summary of the nominees’ attributes, qualifications and experience and knowledge that led our Board of Directors to conclude that each nominee should continue to serve as a director. If for some reason a nominee is unable to serve, the individuals named as proxies may vote for a substitute nominee recommended by the Board, and unless you indicate otherwise when voting, your shares will be voted in favor of our remaining nominees.
OVERVIEW OF OUR BOARD NOMINEES
QUALIFICATIONS, ATTRIBUTES AND SKILLS OF NOMINEES
In considering Board nominees, the Governance Committee considers an individual’s background and personal and professional experiences, in addition to general qualifications. Nominees are evaluated in the context of the Board as a whole, with a focus on achieving an appropriate mix of skills needed to lead the Company at the Board level. The Governance Committee regularly assesses and communicates with the Board about current and potential future skills and backgrounds to ensure the Board maintains an appropriate mix. These skills, their importance to Oshkosh and the nominees who exhibit these skills are reflected in the tables below.
Qualifications, Attributes and Skills	Importance to Oshkosh
Other Public Boards	Knowledge of corporate governance practices, the dynamics and operation of a corporate board, management accountability, and the protection of shareholders’ interests.
Industry Experience	Understanding of the unique challenges faced by companies in industries relevant to the Company.
Executive, Leadership or Management	Executive leadership and management experience in pursuing a company’s strategic objectives while navigating competing priorities.
Global Business Operations	Leadership experience in global markets, global industry dynamics and risks relevant to multinational companies.
Financial or Audit	Expertise in overseeing a company’s financial performance, reporting and associated internal controls.
Innovation	Expertise in driving innovation through technology advancements, product development, digital solutions, new business models, and data analytics.
Risk Management	Experience in prioritizing and managing wide-ranging enterprise risks, while anticipating and identifying emerging risks relevant to the Company.
Marketing	Ability to advance a company’s mission by leveraging brand awareness, building customer engagement, and sustaining growth.
Government Regulations and Operations	Knowledge of the geopolitical, regulatory or government affairs frameworks impacting the Company’s global strategy, core programs, and relationships with key customers.
Strategy	Expertise in steering a company’s strategic direction and growth.
Human Capital Management	Experience in succession planning and attracting, developing and retaining top talent, while aligning compensation and benefits with shareholders’ interests.
ESG/Corporate Responsibility	Expertise in implementing, and/or managing ESG/corporate responsibility and sustainability initiatives for lasting business success.
Cybersecurity	Knowledge of information technology and cybersecurity risks relevant to the Company, and how to mitigate the same.

OSHKOSH CORPORATION | 2025 PROXY STATEMENT	7

Proposal 1   |    ELECTION OF DIRECTORS
Directors	Other Public Boards	Industry Experience	Executive, Leadership or Management	Global Business Operations	Financial or Audit	Innovation	Risk Management	Marketing	Government Regulations and Operations	Strategy	Human Capital Management	ESG/Corporate Responsibility	Cybersecurity
Keith J. Allman
Annette K. Clayton
William J. Burns
Douglas L. Davis
Tyrone M. Jordan
Kimberley Metcalf-Kupres
Duncan J. Palmer
David G. Perkins
John C. Pfeifer
Sandra E. Rowland
    Denotes public company CEO experience
    Denotes public company CFO experience

OSHKOSH CORPORATION | 2025 PROXY STATEMENT	8

Proposal 1   |    ELECTION OF DIRECTORS
CURRENT COMMITTEE MEMBERSHIPS
Name	Age	Director Since	Independent	Audit Committee	Human Resources Committee	Governance Committee
Keith J. Allman (1)	62	2015	Yes		C
William J. Burns	53	2024	Yes
Annette K. Clayton	61	2024	Yes
Douglas L. Davis	63	2021	Yes
Tyrone M. Jordan	62	2019	Yes
Kimberley Metcalf-Kupres	63	2016	Yes			C
Stephen D. Newlin (1)	72	2013	Yes	A	A	A
Duncan J. Palmer	59	2011	Yes	C
David G. Perkins	67	2022	Yes
John C. Pfeifer	59	2021	No
Sandra E. Rowland	53	2018	Yes
				C Chair	A Alternate

(1)
Mr. Stephen D. Newlin, having attained the age of 72 years, is not standing for re-election to the Board. As part of the Board’s annual process of choosing the Chair of the Board, including succession planning for the Chair position, the Board chose to appoint Mr. Keith J. Allman to serve as Chair of the Board effective after the close of the Annual Meeting, if he is re-elected as a director.

OSHKOSH CORPORATION | 2025 PROXY STATEMENT	9

Proposal 1   |    ELECTION OF DIRECTORS
Age: 62 Director Since: 2015 OSHKOSH COMMITTEES: Human Resources (Chair)
Keith J. Allman

QUALIFICATIONS, ATTRIBUTES AND SKILLS
Mr. Allman serves as President and Chief Executive Officer of a global manufacturer and brings to our Board significant experience as a change agent and process improvement leader. He also brings significant experience in the automotive industry, international business, finance and accounting, marketing, operations, product development, risk management, supply chain and strategic planning.
PROFESSIONAL EXPERIENCE
•
Served as President and Chief Executive Officer of Masco Corporation, a global leader in the design, manufacture and distribution of branded home improvement and building products, since 2014

•
Served as Group President, Plumbing and Cabinetry at Masco from 2011 to 2014

•
Group Vice President, Plumbing Products and President, Delta Faucet Company from 2009 to 2011

PUBLIC DIRECTORSHIPS:
•
Masco Corporation

Age: 53 Director Since: 2024 OSHKOSH COMMITTEES: Audit
William J. Burns

QUALIFICATIONS, ATTRIBUTES AND SKILLS
Mr. Burns serves as Chief Executive Officer of a provider of enterprise asset intelligence solutions, helping businesses grow through asset visibility, connected frontline workers and intelligent automation. He brings to our Board significant experience and thought leadership in innovation, sales, technology, executive leadership, cybersecurity and global business operations.
PROFESSIONAL EXPERIENCE
•
Served as Chief Executive Officer of Zebra Technologies Corporation since 2023

•
Served as Vice President, Enterprise Visibility and Mobility and Chief Products and Solutions Officer at Zebra from 2015 to 2023

•
CEO of Embrane, Inc. from 2014 until 2015 when Embrane was acquired by Cisco

•
CEO of Spirent Communications from 2008 to 2013

	PUBLIC DIRECTORSHIPS: • Zebra Technologies Corporation	FORMER PUBLIC DIRECTORSHIPS: • Spirent Communications plc • Embrane, Inc.

OSHKOSH CORPORATION | 2025 PROXY STATEMENT	10

Proposal 1   |    ELECTION OF DIRECTORS
Age: 61 Director Since: 2024 OSHKOSH COMMITTEES: Governance
Annette K. Clayton

QUALIFICATIONS, ATTRIBUTES AND SKILLS
Ms. Clayton is the retired Chairwoman and Chief Executive Officer of North America for a multinational corporation specializing in energy management and automation solutions. While serving as Chief Executive Officer of North America, Ms. Clayton was named to Time Magazine’s Top 100 Climate list of the most influential leaders driving business to real climate action. She brings to our Board extensive experience in chief executive leadership, strategy, risk management, digital technology, sustainable global operations and supply chain management. Ms. Clayton also brings significant experience serving on public company boards and has obtained the CERT certification in Cybersecurity Oversight.
PROFESSIONAL EXPERIENCE
•
Served as Chairwoman, Schneider Electric North America, the largest operating region for Schneider Electric, a multinational corporation specializing in energy management and automation solutions during 2024

•
Served as CEO, Schneider Electric North America from 2016 to 2023

•
Served as President and CEO, Schneider Electric North America from 2016 to 2022

•
Served as Executive Vice President of Supply Chain in Hong Kong for Schneider Electric from 2011 to 2016

•
Served as Vice President of Global Supply Chain Operation in Singapore and as Vice President of Operations for the Americas for Dell Technologies

•
Spent 23 years at General Motors in roles of increasing responsibility in operations and quality

	PUBLIC DIRECTORSHIPS: • Duke Energy Corporation • Nordson Corporation • NXP Semiconductors N.V.	FORMER PUBLIC DIRECTORSHIPS: • Polaris, Inc.

OSHKOSH CORPORATION | 2025 PROXY STATEMENT	11

Proposal 1   |    ELECTION OF DIRECTORS
Age: 63 Director Since: 2021 OSHKOSH COMMITTEES: Audit Human Resources
Douglas L. Davis

QUALIFICATIONS, ATTRIBUTES AND SKILLS
Mr. Davis is a respected leader within the automotive, autonomous driving and IoT industries. He brings to our Board valuable experience in innovation, disruptive technologies and research and development. He also brings strong global strategic planning experience and has obtained the CERT certification in Cybersecurity Oversight.
PROFESSIONAL EXPERIENCE
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35 years of experience in various leadership positions at Intel Corporation, a global technology company

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Established Intel as the leading provider of microprocessor technology used in self-driving cars and led the company’s acquisition of Mobileye in his role as Senior Vice President of the Automated Driving Group from 2017 until his retirement in 2019

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Led a global organization responsible for Intel Architecture computing solutions across market segments, including industrial automation, aerospace, automotive and other intelligent systems applications

PUBLIC DIRECTORSHIPS:
•
Cerence, Inc.

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Verra Mobility Corporation

Age: 62 Director Since: 2019 OSHKOSH COMMITTEES: Audit Governance
Tyrone M. Jordan

QUALIFICATIONS, ATTRIBUTES AND SKILLS
Mr. Jordan brings to our Board more than 35 years of automotive, aerospace, renewable energy, and military/commercial specialty vehicle industrial expertise, including comprehensive achievements in strategy, mergers and acquisitions, engineering, operations, supply chain and new product technology development disciplines. Mr. Jordan is a seasoned corporate director with a global perspective.
PROFESSIONAL EXPERIENCE
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Served as President and Chief Operating Officer, at Dura Automotive Systems, a global automotive technology supplier from 2015 until his retirement in 2019, including responsibility for all strategic growth and operational initiatives across the global enterprise

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As the Senior Vice President at United Technologies (now a part of Raytheon Technologies), he led global teams in the disciplines of operations, innovation and technology, supply chain, business development and corporate strategy from 2009 to 2013

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Spent 25 years with General Motors in both domestic and international assignments in operations, new product development, technology, manufacturing and supply chain roles of increasing responsibility, ultimately serving as GM’s Executive Vice President, Global Operations and Customer Experience

	PUBLIC DIRECTORSHIPS: • Axalta Coating Systems Ltd. • FuelCell Energy, Inc. • TPI Composites, Inc.	FORMER PUBLIC DIRECTORSHIPS: • Cooper Tire and Rubber Company • Trinity Industries

OSHKOSH CORPORATION | 2025 PROXY STATEMENT	12

Proposal 1   |    ELECTION OF DIRECTORS
Age: 63 Director Since: 2016 OSHKOSH COMMITTEES: Governance (Chair)
Kimberley Metcalf-Kupres

QUALIFICATIONS, ATTRIBUTES AND SKILLS
Ms. Metcalf-Kupres is a purpose driven leader and recognized champion of corporate responsibility, sustainability, and high-performance teams. She brings to our Board significant experience in sales and marketing, international business, strategy, innovation, government relations, leadership development, and corporate responsibility in a sophisticated, global, technology-driven company. Ms. Metcalf-Kupres has obtained the CERT certification in Cybersecurity Oversight.
PROFESSIONAL EXPERIENCE
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Retired in 2017 as Vice President and Chief Marketing Officer for Johnson Controls, a $30 billion global diversified technology and multi-industrial leader, a position that included responsibility for strategy, product management, innovation and business transformation

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Served as Vice President, Strategy, Marketing and Sales, Johnson Controls’ Power Solutions business from 2007 to 2013

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Founding member of the Women’s Resource Network at Johnson Controls and has actively worked on advancing female leadership development through her participation on the World Economic Forum and other prominent organizations

Age: 59 Director Since: 2011 OSHKOSH COMMITTEES: Audit (Chair)
Duncan J. Palmer

QUALIFICATIONS, ATTRIBUTES AND SKILLS
A former public company Global Chief Financial Officer, Mr. Palmer brings to our Board a depth of knowledge in international finance and accounting as well as strategic operations. Mr. Palmer has served on the boards of other public companies, and has extensive experience in global operations, portfolio management, risk management, mergers and acquisitions and commercial finance.
PROFESSIONAL EXPERIENCE
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Global Chief Financial Officer, Cushman and Wakefield, a global provider of commercial real estate services, from 2014 until his retirement in 2021

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Served as Group Finance Director of Reed Elsevier Group plc from 2012 to 2014

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Chief Financial Officer, Owens Corning, a designer and manufacturer of insulation, roofing and fiberglass composites, from 2007 to 2012

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Spent 20 years with the Royal Dutch/Shell Group of companies, including roles as Vice President, Upstream Commercial Finance of Shell International Exploration and Production BV and Vice President, Finance, Global Lubricants

	PUBLIC DIRECTORSHIPS: • AleAnna, Inc. • Verde Clean Fuels Inc.	FORMER PUBLIC DIRECTORSHIPS: • Bluescape Opportunities Acquisition Corp.

OSHKOSH CORPORATION | 2025 PROXY STATEMENT	13

Proposal 1   |    ELECTION OF DIRECTORS
Age: 67 Director Since: 2022 OSHKOSH COMMITTEES: Governance Human Resources
David G. Perkins

QUALIFICATIONS, ATTRIBUTES AND SKILLS
Retired four-star general and veteran, General (Ret.) Perkins brings to our Board deep and unique defense industry knowledge developed while serving for 38 years in the U.S. Army. He has extensive management, strategic leadership, human resources, compensation, risk management, operations and cybersecurity experience from leading one of the most complex and largest organizations in the world.
PROFESSIONAL EXPERIENCE
•
Served 38 years in the United States Army, retiring in 2018 as a four-star General

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Commander, United States Army Training and Doctrine Command (TRADOC), from 2014 to 2018

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Commander, United States Army Combined Arms Center and Commandant, U.S. Army Command and General Staff College, Fort Leavenworth (from 2011 to 2014)

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Commander, United States Army 4th Infantry Division (from 2009 to 2011)

FORMER PUBLIC DIRECTORSHIPS:
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CAE, Inc.

Age: 59 Director Since: 2021
John C. Pfeifer

QUALIFICATIONS, ATTRIBUTES AND SKILLS
Mr. Pfeifer is Oshkosh’s President and Chief Executive Officer, positions he has held since April 2021. He brings over 25 years of senior leadership and global management experience to the Company.
PROFESSIONAL EXPERIENCE
•
Mr. Pfeifer served as our President and Chief Operating Officer from May 2020 until his appointment as CEO. He joined the Company as Executive Vice President and Chief Operating Officer in 2019

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Served 13 years with Brunswick Corporation, a global leader in marine propulsion systems, parts and accessories, serving as President of Mercury Marine from 2014 to 2019; Vice President of Global Operations from 2012 to 2014; and President of Brunswick Marine EMEA and Brunswick Asia Pacific Group from 2008 to 2012

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Under his leadership, Mercury achieved new levels of growth by gaining share through accelerated innovation and product development, as well as expanding its lifecycle services business through a series of acquisitions

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Held executive and general management positions with ITT Corporation and Milacron, Inc.

	PUBLIC DIRECTORSHIPS: • James Hardie Industries plc	FORMER PUBLIC DIRECTORSHIPS: • The Manitowoc Company, Inc.

OSHKOSH CORPORATION | 2025 PROXY STATEMENT	14

Proposal 1   |    ELECTION OF DIRECTORS
Age: 53 Director Since: 2018 OSHKOSH COMMITTEES: Audit Human Resources
Sandra E. Rowland

QUALIFICATIONS, ATTRIBUTES AND SKILLS
As a former Chief Financial Officer, Ms. Rowland brings to our Board knowledge and insight into the management of financial and strategic operations. In addition, she brings valuable experience integrating and aligning sustainability and corporate strategy. Ms. Rowland also has significant experience in the disciplines of international business management, risk management, and mergers and acquisitions.
PROFESSIONAL EXPERIENCE
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Served as Senior Advisor to Xylem Inc., a publicly traded water technology company committed to solving critical water and infrastructure challenges with technological innovation, since October 2023. Served as Senior Vice President and Chief Financial Officer of Xylem, from 2020 to October 2023

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Served as Executive Vice President and Chief Financial Officer of Harman International Industries, Incorporated, a global leader in connected car technology, lifestyle audio innovations, professional audio and lighting solutions, and digital transformation, from 2015 to 2020. Led and integrated several acquisitions and was instrumental in Samsung Electronics’ acquisition of Harman in 2017, a publicly traded Fortune 500 company at the time

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Served in Corporate Development and Investor Relations capacities at Harman from 2012 to 2014

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Held positions of increasing responsibility in accounting and finance at Eastman Kodak Company from 2000 to 2012

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Served with PricewaterhouseCoopers LLP from 1993 to 2000

PUBLIC DIRECTORSHIPS
•
Amentum Holdings, Inc.

OSHKOSH CORPORATION | 2025 PROXY STATEMENT	15

Proposal 1   |    ELECTION OF DIRECTORS
Board Recommendation
The Board recommends that shareholders vote FOR the election of the ten nominees identified above. The Board’s recommendation is based on carefully considered judgment that the skills, professional experience, education, backgrounds and attributes of the nominees make them the best candidates to serve on our Board.
FOR	The Board of Directors recommends a vote FOR the Board’s ten nominees for director identified above.

OSHKOSH CORPORATION | 2025 PROXY STATEMENT	16

Director Compensation
The table below summarizes the compensation paid to or earned by our non-employee directors during 2024.
Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($)	Total ($)
Keith J. Allman	136,000	170,061	54,127	—	360,188
William J. Burns (5)	59,375	141,754	585	—	201,714
Annette K. Clayton (6)	80,768	170,061	1,130	—	251,959
Douglas L. Davis	134,500	170,061	—	—	304,561
Tyrone M. Jordan	134,500	170,061	—	—	304,561
Kimberley Metcalf-Kupres	135,625	170,061	24,008	—	329,694
Stephen D. Newlin	277,500	170,061	—	—	447,561
Duncan J. Palmer	141,000	170,061	—	—	311,061
David G. Perkins	131,125	170,061	—	—	301,186
Sandra E. Rowland	134,500	170,061	—	—	304,561
John S. Shiely (7)	30,250	—	—	—	30,250

(1)
Mr. Pfeifer did not receive additional compensation for service on our Board of Directors. The compensation Mr. Pfeifer received as our Chief Executive Officer during and for 2024 is shown in the Summary Compensation Table on page 49.

(2)
As SEC rules require, amounts in this column are based on the aggregate grant date fair value of awards to our directors under our 2024 Incentive Stock and Awards Plan. The amounts shown are not actual cash amounts paid to the directors or amounts the directors realized or will realize because of these awards. We computed the aggregate grant date fair value of these awards in accordance with FASB ASC Topic 718, based on the market price of the shares awarded on the date of grant. This amount includes the value of dividends that the holder of shares is entitled to receive.

(3)
As of December 31, 2024, no current non-employee director held any stock options.

(4)
The amounts in this column represent above-market interest on non-qualified deferred compensation computed on a quarter-by-quarter basis. The above-market interest rate is the percentage amount by which the interest rate earned on deferred compensation in 2024 exceeded 120% of the applicable federal long-term interest rate, with compounding, at the time the interest rate was set. The annual interest rate earned on deferred compensation for the first through third quarters of 2024 was 9.50% and for the fourth quarter was 9.00%. For the first through fourth quarters of 2024, 120% of the applicable long-term interest rate was 5.19%, 5.64%, 5.15%, and 5.34%, respectively.

(5)
Mr. Burns was elected to the Board effective July 23, 2024.

(6)
Ms. Clayton was elected to the Board effective May 7, 2024.

(7)
Mr. Shiely resigned from the Board effective March 25, 2024.

In 2024, each non-employee director was entitled to receive an annual retainer of  $107,500. The Chair of the Board is entitled to receive an additional retainer of  $170,000 in recognition of this position. Directors receive a fee of  $13,500 per year for each committee on which they serve. The Chairs of the Governance Committee and the Human Resources Committee each receive an additional annual retainer of  $15,000, and the Chair of the Audit Committee receives an additional annual retainer of  $20,000. We also reimburse directors for reasonable travel and related expenses they incur attending Board and Board committee meetings and continuing education programs.

OSHKOSH CORPORATION | 2025 PROXY STATEMENT	17

Director Compensation
Stock Awards
We generally grant shares of stock to our non-employee directors at the meeting of our Board held on the date of our Annual Meeting of Shareholders or at the time a director joins our Board. Effective on election at our 2024 Annual Meeting, we granted to each of our then non-employee directors 1,460 shares of our common stock under the Oshkosh Corporation 2024 Incentive Stock and Awards Plan. We granted 1,266 shares to Mr. Burns upon his appointment to the Board effective July 23, 2024. The Human Resources Committee retained the services of Mercer US LLC (Mercer), an external compensation consultant, to advise regarding compensation of outside directors, and the amount of the stock awards was approximately at the 50th percentile of data that Mercer provided relating to non-employee director compensation.
Deferred Compensation Plan
Non-employee directors may elect to participate in our Deferred Compensation Plan for Directors and Executive Officers. This plan permits individual directors to defer any or all of their compensation from the Company, including their stock awards. A director who defers fees may elect to have deferred amounts credited to a fixed-income investment account or a stock account. Deferrals of stock awards must be credited to a stock account. Deferrals credited to a fixed-income investment account earn interest at the prime rate as published in The Wall Street Journal on the last business day of the immediately preceding quarter, plus 1%. Deferrals credited to a stock account are treated as though invested in our common stock. Any dividends earned on our common stock are reinvested in each director’s stock account. Payments from the Deferred Compensation Plan may be made in a lump sum or in annual installments for up to 10 years at the election of the director.
Payments generally commence when a director ceases to be a member of our Board. In the event of a change in control of our Company, as defined in the Deferred Compensation Plan, we will pay out the deferred compensation plan accounts of all directors in a single lump-sum cash payment.
Stock Ownership Guidelines for Directors
The Human Resources Committee has adopted stock ownership guidelines for non-employee directors to ensure they have a direct stake in the success of our Company. Under these guidelines, non-employee directors are encouraged to acquire and own our common stock in an amount equal to five times their respective annual cash retainers. Non-employee directors should achieve this stock ownership level within five years of becoming a director.
As of February 28, 2025, all independent directors have met the requisite stock ownership levels or are within five years of their initial election as a director. Mr. Pfeifer is subject to the stock ownership guidelines that apply to our executive officers.
Our Company has a policy that prohibits directors, officers, and all other employees from entering certain transactions for their individual accounts, including hedging or pledging our common stock. Without limitation, the prohibition on hedging includes any financial instruments or other transactions that hedge or offset, or are designed to hedge or offset, any position relating to company securities, including prepaid variable forward contracts, equity swaps, collars, puts, calls and other derivative instruments and exchange funds.

OSHKOSH CORPORATION | 2025 PROXY STATEMENT	18

Governance of the Company
Board of Directors Independence
Except for our President and Chief Executive Officer, Mr. Pfeifer, all of the nominees for election to our Board are independent. The Board has determined that no non-employee director nominee has a material relationship with our Company and that all are independent under NYSE listing standards. Further, no director or executive officer has any family relationship with any other director or executive officer.
Meetings of the Board of Directors
The Board of Directors held five meetings during 2024, and committees of the Board held a total of 16 meetings. With the exception of Mr. John Shiely, who resigned from the Board effective March 25, 2024, each director attended 100% of the meetings of the Board and committees on which he or she served during 2024.
The Board expects directors to attend the Annual Meeting of Shareholders. All our directors who were then on the Board attended our 2024 virtual Annual Meeting, and we anticipate that all director nominees will attend the virtual Annual Meeting in 2025.
Our independent, non-employee directors met in executive session, without the presence of our officers, on five occasions during 2024. The independent Chair of the Board presided over all executive session meetings of the non-employee directors.
Shareholder Engagement and Say-on-Pay
Our shareholders are key participants in the governance of our Company. For this reason, we spend time meeting with our shareholders, listening to their concerns and responding to their feedback. During 2024, members of the management team met with shareholders and potential shareholders on many occasions. Our management also proactively reached out to shareholders following each of our four quarterly earnings releases. During these candid meetings, we discussed our Company’s performance and strategy and received shareholder feedback on a variety of topics.
We know that executive compensation is an important subject for shareholders. The Board is particularly pleased that, at our 2024 Annual Meeting, 95.5% of the votes cast were in favor of the advisory proposal to approve the compensation of our named executive officers (NEOs).
Majority Voting for Director Elections
Directors are elected through plurality voting, which means that the ten nominees who receive the most votes of all votes cast will be elected. However, in the absence of a contested election, any nominee for director who receives a greater number of votes “withheld” from their election than votes “for” such election must promptly tender a resignation to the Chair of the Board. The Governance Committee (or, under certain circumstances, another committee appointed by the Board) will promptly consider the matter and will recommend to the Board whether to accept or reject the tendered resignation based on all relevant factors.
The Board must act on that recommendation no later than 90 days after the annual meeting of shareholders at which the election took place. The Board’s decision, including a full explanation of the process by which the decision was reached and, if applicable, the reasons for rejecting the resignation, will be disclosed in a Current Report on Form 8-K filed with the SEC.
Proxy Access
Our By-laws include a proxy access provision stating that shareholders who meet the requirements set forth in our By-laws may under certain circumstances include a specified number of director nominees in our proxy materials. Under the provision, any shareholder or group of up to 20 shareholders that beneficially owns at least 3% of our outstanding common stock continuously for three years is permitted to nominate candidates for election to the Board and to require the Company to list such nominees along with the Board’s nominees in the Company’s proxy statement. For purposes of this limitation, a group of funds under

OSHKOSH CORPORATION | 2025 PROXY STATEMENT	19

Governance of the Company
common management and investment control is treated as one shareholder. The qualifying shareholder or group of shareholders may nominate up to 20% of the Board, rounding down to the nearest whole number of Board seats, but not less than two.
Communicating with the Board of Directors
We encourage you to share your opinions, interests, concerns and suggestions. If you would like to communicate with the Chair or with the Board as a whole, you may send correspondence to the Corporate Secretary, Oshkosh Corporation, 1917 Four Wheel Drive, Oshkosh, Wisconsin 54902. Your correspondence will be forwarded to the Board or the appropriate committee, as applicable.
Shareholder Right to Call a Special Meeting
Under Wisconsin law and our By-laws, shareholders holding 10% of our outstanding shares have the right to call a special meeting of our shareholders. As to this right, there are no restrictions on agenda items, no restrictions on the number of shareholders who can group together to reach the 10% threshold and no limits on when a meeting can be called. Our By-laws include some procedural requirements relating to the exercise of this right.
Committees of the Board of Directors
Our Board of Directors has three standing committees: the Audit Committee, the Governance Committee and the Human Resources Committee. The members and responsibilities of these committees as of the date of the Notice of Annual Meeting of Shareholders are set forth below. The Board has determined that each member of each committee is an independent director as defined under NYSE listing standards and SEC rules, including rules specifically pertaining to members of audit committees and compensation committees.
Audit Committee
MEMBERS	THE AUDIT COMMITTEE
• Duncan J. Palmer (Chair) • William J. Burns • Douglas L. Davis • Tyrone M. Jordan • Sandra E. Rowland • Stephen D. Newlin (alternate member)
•
oversees the fulfillment by management of its financial reporting and disclosure responsibilities and its maintenance of an appropriate internal control system

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assists with Board oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements and the independence and qualifications of our independent registered public accounting firm

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appoints, compensates and oversees the work of our independent registered public accounting firm, which reports directly to the Audit Committee

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oversees our internal audit function

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assists the Board with oversight of our risk management program

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oversees the implementation and effectiveness of the Company’s ethics and compliance program

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oversees the Company’s information security and risk management associated with cybersecurity

The Audit Committee met eight times during 2024.
The Audit Committee has a charter that specifies its responsibilities, and the Audit Committee believes it fulfills that charter. All members of the Audit Committee are independent directors and financially literate under the applicable NYSE listing standards, and the Board has determined that each of William J. Burns, Tyrone M. Jordan, Stephen D. Newlin, Duncan J. Palmer and Sandra E. Rowland is an “audit committee financial expert” as defined under SEC rules.
Our independent registered public accounting firm and internal auditor met with the Audit Committee with and without representatives of management present.

OSHKOSH CORPORATION | 2025 PROXY STATEMENT	20

Governance of the Company
Governance Committee
MEMBERS	THE GOVERNANCE COMMITTEE
• Kimberley Metcalf-Kupres (Chair) • Annette K. Clayton • Tyrone M. Jordan • David G. Perkins • Stephen D. Newlin (alternate member)
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identifies individuals qualified to become Board members and recommends nominees to our Board for election as directors

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oversees the annual self-evaluation of the Board and Committees

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makes recommendations to the Board regarding Board and Committee structure, Committee charters and corporate governance

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maintains corporate governance guidelines applicable to our Company

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oversees administration of the Code of Ethics Applicable to Directors and Senior Executives

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provides oversight of our sustainability and corporate responsibility program

The Governance Committee met four times during 2024.
Selection of Nominees for Election to the Board and Consideration of Shareholder-Recommended Candidates
The Governance Committee will consider candidates for nomination as a director recommended by shareholders, directors, officers, third-party search firms, and other sources and reviews all candidates in the same manner, regardless of the source of the recommendation. In evaluating candidates, the Governance Committee considers the needs of the Board and attributes of the individual candidates, including character, judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge. The Board and the Governance Committee believe director candidates should possess the following minimum qualifications:
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The highest personal and professional ethics, integrity and values;

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The ability to make independent analytical inquiries and to exercise sound business judgment;

•
Relevant expertise and experience and an understanding of our business environment, together with the ability to offer advice and guidance to the Board and executives based on that expertise, experience and understanding;

•
Background as chief or other senior executive officer of a public company or leader of a major complex organization, including commercial, scientific, government, military, and educational and other non-profit institutions;

•
Independence from any particular constituency, ability to represent all shareholders of our Company, and a commitment to enhancing long-term shareholder value; and

•
Sufficient time available to devote to activities of the Board and to enhance their knowledge of our business.

Unless otherwise determined by the Governance Committee, director nominees must be younger than 72. In addition, the Board and the Governance Committee believe at least one director should have the requisite experience and expertise to be designated an “audit committee financial expert” as defined by applicable SEC rules.
Any shareholder who wishes to recommend a director candidate must provide written notice to the attention of our Corporate Secretary at the address shown on page 4. Such notice must include the shareholder’s name and address; the class and number of shares of common stock owned; the name, age, business address, and principal occupation of the candidate; and the number of shares of common stock owned by the candidate, if any. The notice also must include the information that would be required to be disclosed in the solicitation of proxies for election of directors under the federal securities laws. We may require any candidate to furnish additional information, within reason, to determine the candidate’s eligibility. A shareholder wishing to nominate a candidate for election as a director also must comply with the provisions of our By-laws described under “Additional Information Regarding the Annual Meeting  —  Shareholders intending to present business at the 2026 Annual Meeting”.
Diversity on the Board
Our Corporate Governance Guidelines have long provided that our Board is committed to a diversified membership. Our Board defines diversity broadly. We look for diversity of personal attributes of the individual directors as well as their diverse careers, areas of expertise and tenure on the Board. In considering diversity of the Board (in all aspects of that term), the Governance Committee takes into account various factors and perspectives, including differences of viewpoint, professional experience,

OSHKOSH CORPORATION | 2025 PROXY STATEMENT	21

Governance of the Company
education, skills and other demographics. As part of its process of identifying potential nominees, the Governance Committee considers the attributes of existing directors and directs the third-party executive search firm that assists in identifying candidates to search for individuals who would contribute to the diversity of the Board. As part of its annual self-evaluation, the Governance Committee assesses the effectiveness of its efforts to attain diversity by considering whether it has an appropriate process for identifying and selecting director candidates.
Human Resources Committee
MEMBERS	THE HUMAN RESOURCES COMMITTEE
• Keith J. Allman (Chair) • Douglas L. Davis • David G. Perkins • Sandra E. Rowland • Stephen D. Newlin (alternate member)	• oversees our organizational, personnel, compensation and benefits policies and practices • establishes the compensation for executive officers and directors
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oversees the administration of the other executive compensation and benefits plans

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oversees talent and succession strategies to ensure leadership continuity

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oversees the Company’s human capital management program

The Human Resources Committee met four times in 2024.
The Human Resources Committee retained the services of an external independent compensation consultant, Mercer, a business of Marsh & McLennan Companies, Inc. (MMC), to provide technical guidance regarding executive and director compensation matters. In 2024, the Company paid $160,800 in fees to Mercer for executive and director compensation consulting services which included:
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Analysis of peer company disclosures as well as general industry compensation data using Mercer’s US Executive Remuneration Database and updates of trends in executive compensation;

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Ongoing support regarding the latest relevant regulatory, technical and accounting considerations affecting executive compensation and benefit programs;

•
Guidance on overall compensation program structure, executive compensation levels, comparator groups and executive employment agreements;

•
Preparation for and attendance at selected management, committee and Board of Directors meetings; and

•
Evaluation of competitive positioning of outside director compensation.

The Human Resources Committee has sole authority to engage and terminate its external compensation consultant or any other compensation adviser; meet with its external compensation consultant without management being present; and evaluate the quality and objectivity of the services of its external compensation consultant annually. In addition, pursuant to SEC rules and NYSE listing standards regarding the independence of compensation committee advisers, the Human Resources Committee has the responsibility to consider the independence of its external compensation consultant.
The Company separately engaged Mercer in the ordinary course of business to provide services in areas other than executive and director compensation. The services, which are described below, were unrelated to services that Mercer provided to the Committee, and the employees who rendered the services were different persons than those serving as consultants to the Committee. These additional services included:
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Consulting services regarding investment options available under the United Kingdom employee pension plan;

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Actuarial analysis, valuation and trustee services for the United Kingdom pension plan;

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Providing benchmarking surveys for information on compensation and benefits for our employees generally; and

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Supporting configuration of one of the Company’s global information technology platforms.

During 2024, the Company paid Mercer $470,929 for these additional services. United Kingdom pension services are paid in British pounds and have been converted to U.S. dollars using an average exchange rate of 1.28 U.S. dollars per British pound.
The Human Resources Committee considered the independence of Mercer’s individual representatives who serve as consultants to the Committee and concluded Mercer is independent and that Mercer’s performance of the unrelated services raises no

OSHKOSH CORPORATION | 2025 PROXY STATEMENT	22

Governance of the Company
conflict of interest. The consolidated revenues of MMC were $24.5 billion in 2024, as reported by MMC in its Annual Report on Form 10-K. We provide additional information regarding the Human Resources Committee and our policies and procedures regarding executive compensation below under “Compensation Discussion and Analysis”.
Board, Committee and Director Evaluations
The Board believes it has robust evaluation processes for the Board, its three committees, individual directors and the Chair of the Board. In particular:
BOARD AS A WHOLE	EACH BOARD COMMITTEE	INDIVIDUAL DIRECTORS	CHAIR OF THE BOARD
The Governance Committee annually oversees a self-evaluation of the Board as a whole. The Committee establishes the evaluation criteria and implements the process for this evaluation.
On an annual basis, each committee conducts a self-assessment of its performance during the previous year. The purpose of these assessments is to increase the effectiveness of the committee and its members.
The Governance Committee conducts an annual review of each committee’s contribution to the company. In its review of the committees, the Governance Committee reviews each committee’s form and results of their respective self-assessments.
Compliance with the responsibilities listed in each committee’s charter forms the principal criteria for these assessments as well as such other factors and circumstances as are determined appropriate.

The Governance Committee, from time to time as the Committee determines it to be necessary or appropriate, reviews the qualifications and performance of any individual directors. On an annual basis, the Governance Committee considers whether to recommend each incumbent director for re-election.
The Governance Committee evaluates current directors and conducts robust searches to identify potential additional nominees with the skills and qualifications needed to ensure that the long-term strategy for the composition of our Board is met. The Governance Committee thoroughly vets each potential candidate for nomination.

On an annual basis and after consultation among the Chair of the Governance Committee and each director regarding the performance of the Chair of the Board and the subject of succession planning for this position, the Governance Committee determines and proposes to the Board of Directors which member of the Board should serve as Chair of the Board.

Corporate Governance Documents
We make the following governance-related documents available on the Corporate Governance page under the “Governance” tab in the Investor Relations section of our website, www.investors.oshkoshcorp.com:
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Our Corporate Governance Guidelines

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The written charters of the Audit Committee, the Governance Committee and the Human Resources Committee of our Board of Directors

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The Oshkosh Corporation Code of Ethics Applicable to Directors and Senior Executives, which applies to all officers at the vice president level or higher

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The Corporate Code of Ethics and Standards of Conduct, known as “The Oshkosh Way”, which applies to all our employees

Each document also is available in print to any shareholder who requests it in writing from our Corporate Secretary.

OSHKOSH CORPORATION | 2025 PROXY STATEMENT	23

Governance of the Company
Policies and Procedures Regarding Related Person Transactions
Our Board of Directors adopted the Oshkosh Way for all employees. Our directors and named executive officers are also required to acknowledge in writing that they have received, reviewed and understand the requirements of the Code of Ethics and further acknowledge that failure to fully comply with the Code of Ethics can subject them to discipline, up to and including removal from our Board of Directors or termination of employment.
The Oshkosh Corporation Code of Ethics requires the prompt disclosure to our Chief Ethics and Compliance Officer, Chief Legal Officer or the Chair of the Audit Committee of any proposed transaction or relationship that could create or appear to create a conflict of interest. Upon their review, recommended action can range from concluding that there is no conflict to review with the Board of Directors. Under the Code of Ethics, the phrase “conflict of interest” is broadly construed to include direct conflicts, indirect conflicts, potential conflicts, apparent conflicts, and any other personal, business or professional relationship or dealing that has a reasonable possibility of creating even the mere appearance of impropriety. The Code of Ethics also prohibits directors and senior executives from taking personal advantage of business opportunities that we typically would pursue or in which we may be interested. There is a firm bias against waivers of these restrictions.

OSHKOSH CORPORATION | 2025 PROXY STATEMENT	24

Governance of the Company
Oversight of Risk Management by the Board of Directors
Our Organization Risk Management (ORM) Program plays a critical part in how we manage risks. The Program identifies potential exposure to current, emerging and potential risks, including economic conditions, disruptive technology, competitive threats, cybersecurity, human capital management, supply chain, climate change and change management. The Program is designed to: (i) provide an assessment of our potential exposure to material risks; (ii) inform as to how senior management addresses and mitigates potential material risks; and (iii) allow an evaluation as to how these risks may affect performance, operations and strategic plans and help ensure that senior management is implementing effective mitigation strategies as necessary. The Board and each of its committees have some role in risk oversight as follows:
GOVERNING BODY	ROLE IN RISK OVERSIGHT
Board
•
Responsible for general oversight of our risk management

•
Focuses on the most significant and material risks facing our Company to help ensure that management develops and implements controls and appropriate risk mitigation strategies

•
Receives a report from senior management and the Audit Committee through the ORM Program on material risk assessments and mitigation strategies as part of the strategic plan updates to the Board

•
Responds to particular risk management issues as part of its general oversight of our Company and in connection with its review and approval of corporate matters

•
Reviews the management succession plan

Audit Committee
•
Evaluates and discusses overall guidelines, policies, processes and procedures with respect to risk assessment and risk management

•
Oversees our ORM Program

•
Receives, considers and discusses a report of results under the ORM Program from senior management following management’s review and prioritizing of risk assessments and mitigation strategies

•
Oversees our compliance with legal and regulatory requirements and our ethics and compliance program

•
Oversees the Company’s information security and risk management associated with cybersecurity

Human Resources Committee
•
Receives a report from our senior management concerning a comprehensive risk assessment of each element of our compensation program to evaluate the levels of risk-taking that each of those elements could potentially encourage

•
Considers whether our compensation program effectively creates a proper balance between appropriate risk-taking and competitive compensation

•
Analyzes the current management, identifies possible successors to senior management, and develops a succession plan

•
Oversees the Company’s human capital management programs

Governance Committee
•
Oversees risks relating to the Company’s governance structure and other corporate governance matters and processes

•
Oversees our sustainability and corporate responsibility program

•
Oversees matters relating to related party transactions and conflicts of interest

•
Oversees compliance with key corporate governance documents

OSHKOSH CORPORATION | 2025 PROXY STATEMENT	25

Governance of the Company
Independent Chair of the Board
Under our By-laws and Corporate Governance Guidelines, our Chair of the Board must be a director who the Board has determined is independent in accordance with the listing standards of the NYSE and cannot have previously served as an executive officer of our Company. As a result, separate individuals serve as Chair of the Board and Chief Executive Officer. We believe this leadership structure fosters effective governance and oversight of our Company by: (i) providing the independent directors with control over the Board meeting agenda and discussion; (ii) assuring that independent directors control discussions about strategic alternatives; (iii) enabling an effective assessment of the Chief Executive Officer’s performance; (iv) providing an effective means for the Board to express its views on management, strategy and execution; and (v) positioning the Chair to obtain direct and meaningful feedback from shareholders.

OSHKOSH CORPORATION | 2025 PROXY STATEMENT	26

Proposal 2
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITOR FOR 2025
The Audit Committee has appointed Deloitte & Touche LLP, an independent registered public accounting firm, to serve as our independent auditor for 2025.
Representatives of Deloitte & Touche LLP will attend the virtual Annual Meeting and will be available to respond to questions. They will have the opportunity to make a statement if they desire to do so.
We are asking our shareholders to ratify the appointment of Deloitte & Touche LLP as our independent auditor. Although ratification is not required by our By-laws or otherwise, our Board is submitting the appointment of Deloitte & Touche LLP to our shareholders for ratification because we value our shareholders’ views on our independent auditor as a matter of good corporate practice. If our shareholders fail to ratify the appointment, the Audit Committee will view the vote as a direction to consider the appointment of a different firm. Even if the appointment is ratified, the Audit Committee in its discretion may select a different independent auditor at any time during the year if it determines that such a change would be in the best interests of our Company and our shareholders.
FOR	The Board of Directors recommends a vote FOR ratification of the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as our independent auditor.
Audit and Non-Audit Fees
The following table presents fees for professional services rendered by Deloitte & Touche LLP for the audit of our annual consolidated financial statements for 2024 and 2023 and fees billed for other services rendered by Deloitte & Touche LLP during those periods.
	2024	2023
Audit fees (1)	$5,305,000	$4,430,000
Audit-related fees (2)	—	—
Tax fees (3)	9,000	3,000
All other fees	—	—
Total	$5,314,000	$4,433,000

(1)
Audit fees consisted principally of fees for the audit of our annual consolidated financial statements, for reviews of the interim condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q, and for work in connection with the attestations required by Section 404 of the Sarbanes-Oxley Act of 2002 related to our internal control over financial reporting and statutory audits required internationally.

(2)
Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements or internal control over financial reporting and are not reported under “Audit fees.”

(3)
Tax fees in 2024 consisted of fees billed for the preparation of an income tax return in New Zealand. Tax fees in 2023 consisted of fees billed for the preparation of an income tax return in New Zealand and South Africa.

OSHKOSH CORPORATION | 2025 PROXY STATEMENT	27

Proposal 2   |    RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITOR FOR 2025
Pre-approval of Services by the Independent Registered Public Accounting Firm
The Audit Committee has adopted a policy for pre-approval of audit and permitted non-audit services to be provided by our independent registered public accounting firm. The Audit Committee will consider annually and, if appropriate, approve the provision of audit services by our independent registered public accounting firm and consider and, if appropriate, pre-approve the provision of certain defined audit and non-audit services. The Audit Committee will also consider on a case-by-case basis and, if appropriate, approve specific engagements that are not otherwise pre-approved.
Any proposed engagement that does not fit within the definition of a pre-approved service may be presented to the Audit Committee for consideration at its next regular meeting or, if earlier consideration is required, to the Audit Committee Chair or one or more of its members. The member or members to whom such authority is delegated shall report any specific approval of services at the Audit Committee’s next regular meeting. The Audit Committee will regularly review summary reports detailing all services that our independent registered public accounting firm is providing to us.
Report of the Audit Committee
The Audit Committee of our Board of Directors is responsible for providing independent, objective oversight of our financial reporting and disclosure responsibilities, accounting functions and internal controls. The functions of the Audit Committee are described in greater detail in the Audit Committee’s written charter adopted by our Board of Directors. Each member of the Audit Committee is independent as defined by the NYSE’s listing standards and SEC rules.
The Audit Committee reviews our financial reporting process on behalf of our Board of Directors. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed our audited consolidated financial statements contained in the 2024 Annual Report on Form 10-K with our management and independent registered public accounting firm, Deloitte & Touche LLP. Management is responsible for the consolidated financial statements and the reporting process, including the system of internal control. Deloitte & Touche LLP is responsible for expressing an opinion on the conformity of those consolidated financial statements with accounting principles generally accepted in the United States and the effectiveness of the internal controls over financial reporting based upon the criteria established in Internal Control  —  Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission.
The Audit Committee discussed with Deloitte & Touche LLP matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 1301, Communications With Audit Committees. In addition, Deloitte & Touche LLP provided to the Audit Committee the written disclosures required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and the Audit Committee discussed with Deloitte & Touche LLP their independence.
The Audit Committee further considered the provision of non-audit services by Deloitte & Touche LLP and determined that the provision of such services is compatible with maintaining the independence of Deloitte & Touche LLP.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to our Board of Directors that our audited consolidated financial statements for 2024 be included in our Annual Report on Form 10-K for filing with the SEC.
Audit Committee
•
Duncan J. Palmer, Chair

•
William J. Burns

•
Douglas L. Davis

•
Tyrone M. Jordan

•
Sandra E. Rowland

•
Stephen D. Newlin, Alternate Member

OSHKOSH CORPORATION | 2025 PROXY STATEMENT	28

STOCK OWNERSHIP
STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND OTHER LARGE SHAREHOLDERS
The following table shows the beneficial ownership of common stock of each director, each named executive officer appearing in the Summary Compensation Table on page 49, each other shareholder owning more than 5% of our outstanding common stock, and the directors and executive officers (including the named executive officers who are current employees) as a group.
“Beneficial Ownership” means more than “ownership” as that term commonly is used. For example, a person “beneficially” owns stock if he or she owns it in his or her name, or if he or she has (or shares) the power to vote or sell the stock as trustee of a trust. Beneficial ownership also includes shares the directors and executive officers have a right to acquire within 60 days after February 27, 2025, through, for example, the exercise of a stock option.
Except as otherwise stated in the footnotes to the following table, information about common stock ownership is as of February 27, 2025. The percent of common stock beneficially owned is based on the number of shares outstanding on the record date for the Annual Meeting. At the close of business on February 27, 2025, the record date for the Annual Meeting, there were 64,626,815 shares of common stock outstanding. Our policies prohibit directors or named executive officers from pledging shares. Unless stated otherwise in the footnotes to the table, each person named in the table owns his or her shares directly and has sole voting and investment power over such shares.
Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned	Stock Units Beneficially Owned (1)
Keith J. Allman	1,375	*	19,538
William J. Burns	0	*	1,283
Annette K. Clayton	0	*	1,485
Ignacio A. Cortina (2)	71,960	*	15,168
Douglas L. Davis	0	*	5,745
Matthew A. Field (2)	0	*	53,557
Jayanthi Iyengar (2)	21,008	*	12,584
Tyrone M. Jordan	0	*	8,887
Kimberley Metcalf-Kupres	3,175	*	13,657
Mahesh Narang (2)	15,903	*	36,597
Stephen D. Newlin	3,200	*	25,851
Michael E. Pack (2)	32,028	*	21,008
Duncan J. Palmer	0	*	36,523
David G. Perkins	0	*	4,843
John C. Pfeifer (2)	116,365	*	84,736
Sandra E. Rowland	10,782	*	0
All current directors and executive officers as a group (2)	357,268	*	376,956
Aristotle Capital Management, LLC (3)	6,590,915	10.08%
BlackRock, Inc. (4)	8,459,041	12.90%
The Vanguard Group (5)	7,964,920	12.23%

*
The amount shown is less than 1% of the outstanding shares of common stock.

(1)
Amounts shown in this column are not included in the columns titled “Shares of Common Stock Beneficially Owned” or “Percent of Common Stock Beneficially Owned”. Amounts shown include restricted stock units (RSUs) awarded under our Stock Plan in 2022 through 2024 in the following amounts to the following individuals:

15,168 units for Ignacio A. Cortina
53,557 units for Matthew A. Field
10,762 units for Jayanthi Iyengar
36,597 units for Mahesh Narang
21,008 units for Michael E. Pack
84,736 units for John C. Pfeifer
257,322 units for all executive officers as a group

OSHKOSH CORPORATION | 2025 PROXY STATEMENT	29

STOCK OWNERSHIP
RSUs are subject to forfeiture until they vest (subject to retirement terms of the awards).
Amounts shown also include stock units under our Deferred Compensation Plan for Directors and Executive Officers, all of which are vested or were free of restrictions, in the following amounts to the following individuals:
19,538 units for Keith J. Allman
1,283 units for William J. Burns
1,485 units for Annette K. Clayton
5,745 units for Douglas L. Davis
1,822 units for Jayanthi Iyengar
8,887 units for Tyrone M. Jordan
13,657 units for Kimberley Metcalf-Kupres
25,851 units for Stephen D. Newlin
36,523 units for Duncan J. Palmer
4,843 units for David G. Perkins
119,634 units for all directors and executive officers as a group
The units described in this footnote do not carry the right to vote. In each case, amounts are distributable in the form of shares of our common stock on a one-for-one basis. However, no such distribution will occur before April 27, 2025.
(2)
Amounts shown include the following amounts that the listed individuals have the right to acquire pursuant to stock options exercisable between February 27, 2025 and April 27, 2025:

18,475 shares for Ignacio A. Cortina
9,950 shares for John C. Pfeifer
56,834 shares for all executive officers as a group
(3)
Amount shown is as described in the Schedule 13G/A that Aristotle Capital Management, LLC filed with the SEC on February 14, 2024. Aristotle Capital Management, LLC is located at 11100 Santa Monica Blvd., Suite 1700, Los Angeles, California 90025. Aristotle Capital Management, LLC reported beneficial ownership of 6,590,915 shares and had sole voting power over 6,039,742 shares, shared voting power over no shares, sole investment power over 6,590,915 shares and shared investment power over no shares.

(4)
Amount shown is as described in the Schedule 13G/A that BlackRock, Inc. filed with the SEC on January 23, 2024. BlackRock, Inc. is located at 55 East 52nd Street, New York, New York 10055. BlackRock, Inc. reported beneficial ownership of 8,459,041 shares and had sole voting power over 7,772,218 shares, shared voting power over no shares, sole investment power over 8,459,041 shares and shared investment power over no shares.

(5)
Amount shown is as described in the Schedule 13G/A that The Vanguard Group filed with the SEC on November 12, 2024. The Vanguard Group is located at 100 Vanguard Blvd., Malvern, Pennsylvania 19355. The Vanguard Group reported beneficial ownership of 7,964,920 shares and had sole voting power over no shares, shared voting power over 23,419 shares, sole investment power over 7,874,584 shares and shared investment power over 90,336 shares.

Delinquent Section 16(a) Reports
The Securities Exchange Act of 1934 requires our directors, executive officers and controller to file reports with the SEC regarding their ownership and changes in ownership of our common stock. Based upon our review of copies of these reports and certifications given to us by such persons, we believe our directors, executive officers and controller have complied with their filing requirements for 2024.

OSHKOSH CORPORATION | 2025 PROXY STATEMENT	30

Compensation Discussion and Analysis
EXECUTIVE SUMMARY
Introduction and Overview
This Compensation Discussion and Analysis explains our compensation program and policies for 2024 and details the compensation decisions we made with respect to our named executive officers, or NEOs, and how their 2024 compensation aligns with our pay-for-performance philosophy. For 2024, our NEOs identified in the Summary Compensation Table are as follows:
John C. Pfeifer	President and Chief Executive Officer
Matthew A. Field (1)	Executive Vice President and Chief Financial Officer
Michael E. Pack (1)	Executive Vice President and President, Vocational Segment (former Chief Financial Officer)
Mahesh Narang	Executive Vice President and President, Access Segment
Ignacio A. Cortina	Executive Vice President, Chief Legal and Administrative Officer and Secretary
Jayanthi Iyengar	Executive Vice President and Chief Technology and Strategic Sourcing Officer
James W. Johnson (2)	Former Executive Vice President and President, Vocational Segment

(1)
Mr. Field was hired as our Executive Vice President and Chief Financial Officer effective December 16, 2024. Mr. Pack served as our Chief Financial Officer in 2024 prior to that time.

(2)
Mr. Johnson stepped down from his role as Executive Vice President and President, Vocational Segment, on June 1, 2024 and retired from the Company on June 30, 2024 following the Company’s termination of his employment. Although he was not an officer on December 31, 2024, SEC rules require us to include him as an NEO based on the amount of compensation that we paid to him in 2024.

Oshkosh Strategy, Strengths and 2024 Highlights
We describe our strategy with three simple words: Innovate. Serve. Advance. We believe this strategy provides the necessary framework to drive long-term, sustainable growth and is grounded in our purpose of making a difference in the lives of people in our communities who do the toughest work. Our People First culture drives our strategy by cultivating an environment that embraces differences and ensures team members feel valued and respected. When our team members thrive, innovation thrives.
INNOVATE.	SERVE.	ADVANCE.
We innovate customer solutions by combining leading technology and operational strength to empower and protect the everyday hero.	We serve and support those who rely on us with a relentless focus throughout the product lifecycle.	We advance by expanding into new markets and geographies to make a difference around the world.
We are committed to creating value for shareholders and are driven by our powerful purpose of making a difference in people’s lives. Our many strengths contribute to our positive outlook and support our plans to grow revenue, operating income (OI) and return on invested capital (ROIC) over the next several years. We believe these strengths include:
•
Leading market positions for our products and services;

•
Favorable market dynamics signaling increased demand for our products;

•
Opportunities for organic and inorganic growth that our M & A strategy supports; and

•
Disciplined capital allocation designed to balance our investments and deliver shareholder value.

OSHKOSH CORPORATION | 2025 PROXY STATEMENT	31

Compensation Discussion and Analysis
Oshkosh delivered strong performance in 2024. We believe Oshkosh is well positioned for long-term growth which we believe the following support: market dynamics in key end markets that we believe are solid, visibility that our backlogs provide, which we believe is strong, significant investments in market leading technology, the launch of new products, including the U.S. Postal Service’s Next Generation Delivery Vehicle (NGDV), and the benefits of strategic acquisitions, like AUSA, which we completed in 2024.
Financial highlights for the year include:
•
We grew revenue in 2024 by 11.1%, or $1.07 billion, from $9.66 billion in 2023 to $10.73 billion in 2024.

•
We booked strong orders in 2024 and ended the year with a consolidated backlog of  $14.7 billion, which we believe supports a solid outlook moving forward.

•
We grew consolidated operating income by 21%, or $173 million, from $838 million in 2023 to $1.01 billion in 2024. Consolidated operating income in 2024 was 9.4% of sales, an improvement of 70 basis points compared to 8.7% in 2023.

•
We delivered diluted earnings per share growth of  $1.27 from $9.08 in 2023 to $10.35 in 2024, a 14% increase.

•
We returned $236.0 million of cash to shareholders through a combination of dividends and share repurchases, including cash dividends totaling $120.0 million.

We maintain a positive long-term outlook based on our belief that there are strong sector-specific market fundamentals, visibility that our backlogs provides and a comprehensive offering of innovative new products.
Pay for Performance
A fundamental principle underlying our compensation program is that we pay for performance. Our compensation program for 2024 supported performance by providing appropriate performance-based incentives to our executives.
Overall, we allocate a greater portion of NEO compensation to incentive-based pay that varies based on company and segment performance (annual incentive and long-term equity incentives) than to fixed compensation (base salary) as the graphics below illustrate. We also limit benefits that NEOs receive that are not broadly available to Oshkosh employees to those related to business need.
TARGET COMPENSATION MIX
We review target total direct compensation, as well as individual compensation components, by referring to the market median in the compensation analysis that Mercer provides and set individual compensation targets based on each executive’s scope, experience, skills, capabilities and performance.
2024 Target Compensation CEO
We display 2024 target total direct compensation for Mr. Pfeifer in the graphic below.

OSHKOSH CORPORATION | 2025 PROXY STATEMENT	32

Compensation Discussion and Analysis
2024 Target Compensation for Other NEOs
We display 2024 average target total direct compensation for all other NEOs in the graphic below. These averages exclude Mr. Field to better represent target annual compensation as we hired him late in the year. The averages also exclude Mr. Johnson as a former executive.
Say-on-Pay
At our 2024 Annual Meeting, shareholders strongly supported our executive compensation program with 95.5% of the votes cast in favor of the annual advisory proposal on the 2023 compensation of our NEOs. Due to strong shareholder support for our executive compensation program, we did not make significant changes for 2024. We engage frequently with our shareholders to listen and learn so we can understand what our investors view as important. As we discussed above on page 4, we engage on subjects such as our company performance, corporate governance, sustainability, human capital management, capital allocation and executive compensation. We continue to review our shareholder engagement program and refine it, if appropriate, to ensure it aligns with Company objectives and our shareholders’ interests.
2024 Performance Measures — Annual Cash Incentive Awards
For 2024, we used consolidated and segment adjusted operating income (OI) as performance measures for our annual cash incentive awards and introduced consolidated and segment free cash flow conversion (FCFC) to replace consolidated and segment days net working capital (DNWC), which we had used in 2023. We calculate consolidated free cash flow conversion as cash from operations, adjusted to remove the impact of changes in Pierce customer advances, less cash used for the purchase of property, plant and equipment, divided by net income. We calculate segment free cash flow conversion as cash from operations excluding the impact of intercompany interest, transfer pricing and income taxes, adjusted to remove the impact of changes in Pierce customer advances, less cash used for the purchase of property, plant and equipment, divided by pre-tax income excluding the impact of intercompany interest and transfer pricing. This new measure enhances our collective focus on converting earnings into cash that we can reinvest into our business or return to shareholders. These performance measures together provide focus on our “Innovate. Serve. Advance.” strategy and reinforce strong capital management, robust cash flow and growth in earnings per share. We weighted these measures as follows:
We discuss and explain these performance measures in greater detail below under “COMPENSATION DECISIONS FOR 2024 — Annual Cash Incentive Awards.” We continue to believe it is important to provide business segment presidents the opportunity to be rewarded for results primarily tied to their business segment.
2024 Performance Measures — Long-Term Incentive Awards
For 2024, we maintained relative total shareholder return (TSR); relative ROIC; and our sustainability scorecard for our long-term incentive performance share awards. The relative TSR and ROIC awards reinforce the importance of outperforming peer companies in similar industries through market cycles and macroeconomic events. The sustainability awards reinforce our commitment to limiting our impact on climate change and our belief that a leadership team with a broad range of expertise, backgrounds, and perspectives is critical to long-term business success.

OSHKOSH CORPORATION | 2025 PROXY STATEMENT	33

Compensation Discussion and Analysis
We discuss and explain our performance measures in greater detail below under “COMPENSATION DECISIONS FOR 2024 — Performance Share Awards. We allocate our long-term incentive awards as follows:
HUMAN RESOURCES COMMITTEE OVERSIGHT RESPONSIBILITIES
The Human Resources Committee establishes, oversees and approves the compensation program, awards, practices and procedures for our executive officers. The Committee makes annual compensation decisions using a thoughtful and deliberate process based on performance, open discussion and competitive market information that Mercer provides in a compensation analysis. The Committee also recommends to the Board of Directors the competitive pay package for its directors.
COMPENSATION PHILOSOPHY AND OBJECTIVES
A fundamental principle underlying our compensation program is that we pay for performance. The objective of our compensation program is to incentivize the achievement of both short- and long-term results through the alignment of pay with performance goals that we set rigorously. We intend this approach to attract, retain, motivate and sustain high performing executive talent. The Committee strives to clearly link pay to performance and align incentive compensation opportunities with the long-term interests of our shareholders. As a result, we designed our compensation program to reward executives for annual financial results as well as sustained long-term Company performance.
Checklist of Compensation Practices
WHAT WE DO	WHAT WE AVOID
Align pay and performance Require minimum stock ownership Provide a balanced pay mix Maintain compensation recovery and anti-hedging policies Prohibit pledging of Company stock	Single-trigger change in control features Executive perquisites that lack sound business rationale Excise tax gross-ups Employment contracts

OSHKOSH CORPORATION | 2025 PROXY STATEMENT	34

Compensation Discussion and Analysis
Consistent with the objectives of our compensation program, the Committee has designed cash and equity awards that have varying timeframes for earning and payment and include a substantial proportion of pay that is “at risk” and dependent on future performance. The primary components of our executive compensation program in 2024 were as follows:
	Specific Compensation Component	Key Features For 2024	For More Information, See Page
Fixed	Base salary	We review base salaries in reference to the market median in the compensation analysis that Mercer provides, and set base salaries considering individual scope, experience, skills, capabilities and performance	36
Performance-based short-term incentives	Annual cash incentive awards	We base annual cash incentive awards on the achievement of challenging annual performance goals which for 2024 were consolidated and segment adjusted OI and consolidated and segment FCFC	37
Long-term incentives	Relative performance shares (weighted 40%)	Performance shares benefit the recipient based on how our relative TSR (weighted 25%) and relative ROIC (weighted 15%) over a period of three years compare to companies in our comparator groups	40
	Sustainability performance shares (weighted 10%)	Performance shares benefit the recipient to the extent we meet or exceed sustainability goals	43
	Restricted stock units (weighted 50%)	Restricted Stock Units (RSUs) tie a portion of the recipient’s compensation to share price with vesting over a period of up to three years	44
In certain circumstances, such as for newly hired or promoted executives or for retention purposes, we may also provide compensation outside of these compensation components. We discuss such compensation for the NEOs in 2024 below under “New Officer Compensation” and “Other Compensation” on page 44.
ANNUAL COMPENSATION PROGRAM DESIGN REVIEW
The Committee annually evaluates our compensation program to determine if it is appropriate to adjust the program design, types of awards, or levels of pay. For 2024, this evaluation included a review of the analysis that Mercer provided of both peer group data and general industry compensation data from Mercer’s US Executive Remuneration Database. As we describe in more detail below, this compensation analysis from Mercer gives the Committee comparative references and enhances the Committee’s understanding of each executive’s compensation package. We believe our executive compensation program positions us to compete effectively when recruiting, selecting and seeking to retain key executives. The Committee believes that retaining a high-performing executive team is important for the long-term success of the business.
The Committee decided to continue to use consolidated adjusted OI and to introduce consolidated FCFC to replace consolidated DNWC as performance measures for the 2024 annual cash incentive awards for NEOs other than segment presidents. Retaining consolidated OI as a measure allows for a continued emphasis on maximizing income. Introducing consolidated FCFC as a measure for NEOs other than segment presidents reinforces strong consolidated cash management and capital budgeting. The FCFC measure for corporate NEOs also aligns with the measures that we assign to our segment presidents. For our segment presidents, the Committee decided to use consolidated OI, segment OI and segment FCFC measures for the 2024 annual cash incentive award, introducing segment FCFC to replace segment DNWC. Like ROIC, which is a measure we use in our long-term incentive awards, FCFC promotes a focus on managing the balance sheet to maximize cash flow as well as efficient conversion of earnings into cash.
The OI and FCFC measures align with our value drivers of sales growth, operating margin, and ROIC.

OSHKOSH CORPORATION | 2025 PROXY STATEMENT	35

Compensation Discussion and Analysis
ANALYSIS OF PEER GROUP AND INDUSTRY DATA
For 2024, the Committee reviewed and decided to continue using the executive compensation peer group that it adopted for 2023. The Committee directed Mercer to consider this peer group to assess the competitiveness of executive compensation levels and program design, as well as compensation for newly hired executives. The peer group is comprised of the following 16 public companies based on revenue range, business performance, global footprint and operational complexity.
AECOM AGCO Corporation Dover Corporation EMCOR Group, Inc.	Fortive Corporation Howmet Aerospace, Inc. Illinois Tool Works, Inc. Ingersoll Rand, Inc.	Parker-Hannifin Corporation Stanley Black & Decker, Inc. Textron, Inc. The Timken Company	The Toro Company TransDigm Group Incorporated Westinghouse Air Brake Technologies Corporation Xylem, Inc.
Mercer supplemented the peer group data with general industry compensation data from its US Executive Remuneration Database, a survey that includes compensation for more than 1,600 organizations, to produce a holistic analysis of competitive executive compensation.
In addition to the market data, the Committee also considers, in a subjective manner, the annual evaluation of each executive officer’s scope, experience, skills, capabilities and performance when determining base salary, annual incentive awards and long-term incentive awards.
COMPENSATION DECISIONS FOR 2024
Base Salary
In November 2023, the Committee reviewed Mercer’s compensation analysis by position to evaluate the competitiveness of the NEOs’ base salaries, while considering each individual’s scope, experience, skills, capabilities and performance. The Committee reviewed Mr. Pfeifer’s performance and reviewed the performance evaluations of the other NEOs, which Mr. Pfeifer prepared, to ensure that base salary decisions for each executive reflected the executive’s scope, experience, skills, capabilities and performance and were otherwise consistent with our compensation goals. After considering Mercer’s compensation analysis and performance information for each executive, the Committee decided to provide a 13.4% base salary increase to Mr. Pack to recognize his strong performance and growth in scope, skills and capabilities since assuming the role of Chief Financial Officer. The Committee decided to provide increases to Mr. Pfeifer, Mr. Cortina, Ms. Iyengar and Mr. Johnson reflecting individual performance through 2023 and also to maintain competitive positioning given their respective roles, skills and experience. The Committee maintained Mr. Narang’s base salary through 2024, having assessed the competitiveness of his salary at the time of his hiring in November 2023.
Based on our philosophy for establishing base salaries, the Committee used a similar analysis to determine the appropriate base salary to provide to Mr. Cortina upon his promotion to Executive Vice President, Chief Legal and Administrative Officer and Secretary effective November 10, 2024, and also to Mr. Field upon his hiring effective December 16, 2024.
Summary of 2024 Base Salary Adjustments
Base salary adjustments for 2023 and 2024 were as follows:
Named Executive Officer	Adjustment as a % of Base Salary for 2023 (3/1/23)	Adjustment as a % of Base Salary for 2024 (3/1/24)
Mr. Pfeifer	5.3%	10.0%
Mr. Field (1)	N/A	N/A
Mr. Pack	10.0%	13.4%
Mr. Narang (2)	N/A	0.0%
Mr. Cortina (3)	5.0%	4.0%
Ms. Iyengar (4)	N/A	7.8%
Mr. Johnson	7.2%	6.0%

(1)
We hired Mr. Field effective December 16, 2024, and he did not receive additional base salary increases within 2024.

OSHKOSH CORPORATION | 2025 PROXY STATEMENT	36

Compensation Discussion and Analysis
(2)
We hired Mr. Narang effective November 13, 2023 and he did not receive additional base salary increases within 2023 or 2024.

(3)
Mr. Cortina received an additional 10% increase in his base salary effective November 10, 2024, in conjunction with his promotion to Executive Vice President, Chief Legal and Administrative Officer and Secretary.

(4)
Ms. Iyengar was not an NEO for 2023.

Annual Cash Incentive Awards
Our annual cash incentive plan links cash awards to the achievement of specific short-term corporate performance goals that the Committee approves each year. These awards tie a significant portion of an executive’s annual compensation to our Company’s performance. For 2024, awards were dependent on our performance under a combination of two measures for NEOs other than segment presidents: consolidated adjusted OI and consolidated FCFC; and three measures for segment presidents: consolidated adjusted OI, segment adjusted OI, and segment FCFC.
After the Committee reviewed Mercer’s compensation analysis, the Committee assigned each executive a threshold, target and maximum annual cash incentive award payment level, as a percentage of base salary, for 2024. We reference the market median in Mercer’s compensation analysis when setting the annual cash incentive award opportunity, and set the award opportunity based on the individual’s scope, experience, skills, capabilities and performance. Based on this analysis for 2024, the Committee maintained target percentages consistent with 2023 levels for Messrs. Pfeifer, Narang, Cortina, Johnson and Ms. Iyengar and increased the target percentage for Mr. Pack as we note in the table below. Based on our philosophy for establishing target percentages, the Committee used the same analysis to determine the appropriate target percentage to provide to Mr. Field upon his hiring effective December 16, 2024. The payout opportunities for the NEOs for 2024 are set forth in the table below:
		POTENTIAL ANNUAL AWARD AS A PERCENTAGE OF BASE
Named Executive Officers	Prior Target	Threshold	Target	Maximum
Mr. Pfeifer	150%	75%	150%	300%
Mr. Field (1)	N/A	45%	90%	180%
Mr. Pack	80%	45%	90%	180%
Mr. Narang	80%	40%	80%	160%
Mr. Cortina	80%	40%	80%	160%
Ms. Iyengar	70%	35%	70%	140%
Mr. Johnson (2)	75%	N/A	N/A	N/A

(1)
Mr. Field was not an employee during 2023.

(2)
Mr. Johnson was not eligible for an annual incentive award due to his retirement.

Annual Cash Incentive Awards – Operating Income and 2024 Results
The Committee structured our annual cash incentive awards for 2024 with OI targets that reflected the acquisition of AeroTech as well as expected improvements in supply chain performance. Actual 2024 results for the annual cash incentive plan performance measures, based on the definitions below (which may differ from reported results based on U.S. Generally Accepted Accounting Principles) appear in the last column of the chart below.
	Performance Measure	Bonus Weighting	Threshold in Millions	Target in Millions	Maximum in Millions	2024 Actual in Millions
Mr. Pfeifer, Mr. Field, Mr. Pack (1), Mr. Cortina and Ms. Iyengar	Consolidated OI	70%	$830	$1,000	$1,170	$1,129
Mr. Pack (1)	Consolidated OI	25%	$830	$1,000	$1,170	$1,129
	Vocational OI	50%	$295	$340	$385	$445
Mr. Narang	Consolidated OI	25%	$830	$1,000	$1,170	$1,129
	Access OI	50%	$665	$780	$895	$820

(1)
Mr. Pack was eligible for Consolidated performance measures through December 15, 2024. Upon the hiring of Mr. Field effective December 16, 2024, Mr. Pack became eligible for Vocational segment performance measures.

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Compensation Discussion and Analysis
Consolidated OI equals operating income based on U.S. Generally Accepted Accounting Principle adjusted to exclude intangible asset amortization ($65 million), intangible asset impairments ($52 million), amortization of inventory step-up related to acquisitions ($4 million) and costs related to the acquisition of AUSA ($1 million), less operating income associated with the AUSA acquisition excluding intangible asset amortization and the amortization of inventory step-up ($4 million).
Vocational segment OI equals Vocational operating income based on U.S. Generally Accepted Accounting Principle adjusted to exclude intangible asset amortization ($48 million).
Access segment OI equals Access operating income based on U.S. Generally Accepted Accounting Principle adjusted to exclude intangible asset amortization ($13 million), amortization of inventory step-up related to acquisitions ($4 million) and costs related to the acquisition of AUSA ($1 million), less operating income associated with the AUSA acquisition excluding intangible asset amortization and the amortization of inventory step-up ($4 million).
The 2024 results satisfied the annual incentive plan requirement that we achieve a minimum 3% OI margin on a consolidated or segment basis, as applicable, in 2024 for participants to receive a payment based on OI that is above target. Actual OI margin in 2024 was 10.5% on a consolidated basis, 13.4% for the Vocational segment and 16.0% for the Access segment, in each case using amounts based on the definitions above (which may differ from reported results).
Annual Cash Incentive Awards – Free Cash Flow Conversion and 2024 Results
The Committee established the targets for FCFC based on our forecasted financial performance, as indicated below. Actual 2024 results based on the definitions below appear in the last column in the chart below.
	Performance Measure	Bonus Weighting	Threshold	Target	Maximum	2024 Actual
Mr. Pfeifer, Mr. Field, Mr. Pack (1), Mr. Cortina and Ms. Iyengar	Consolidated FCFC	30%	35.0%	70.0%	105.0%	44.0%
Mr. Pack (1)	Vocational FCFC	25%	70.0%	90.0%	110.0%	93.7%
Mr. Narang	Access FCFC	25%	60.0%	80.0%	100.0%	80.8%

(1)
Mr. Pack was eligible for Consolidated performance measures through December 15, 2024. Upon the hiring of Mr. Field effective December 16, 2024, Mr. Pack became eligible for Vocational segment performance measures.

Consolidated Free Cash Flow Conversion is FCFC (cash from operations, adjusted to remove cash used by Pierce customer advances of  $45 million and operating cash flow used by AUSA since acquisition of  $3 million, less cash used for the purchase of property, plant, and equipment excluding AUSA purchased of property, plant and equipment of  $1 million) divided by net income, adjusted for intangible asset impairments, net of tax, of  $39 million, and net loss related to AUSA of  $3 million.
Vocational segment Free Cash Flow Conversion is FCFC (cash from operations excluding intercompany interest and intercompany transfer pricing, adjusted to remove cash used by Pierce customer advances of  $45 million, less cash used for the purchase of property, plant, and equipment) divided by Vocational segment income from continuing operations before income taxes, equity in earnings of unconsolidated affiliates, intercompany interest and intercompany transfer pricing.
Access segment Free Cash Flow Conversion is FCFC (cash from operations excluding intercompany interest and intercompany transfer pricing, adjusted to remove operating cash flow used by AUSA since acquisition of  $2 million (excluding income taxes, intercompany interest and intercompany transfer pricing), less cash used for the purchase of property, plant, and equipment excluding AUSA purchased of property, plant and equipment of  $1 million) divided by Access segment income from continuing operations before income taxes, equity in earnings of unconsolidated affiliates, intercompany interest and intercompany transfer pricing, adjusted to remove losses from continuing operations before income taxes, equity in earnings of unconsolidated affiliates, intercompany interest and intercompany transfer pricing related to AUSA of  $4 million.

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Compensation Discussion and Analysis
2024 Annual Incentive Award Payouts
Based on consolidated and segment results, performance payouts under the annual cash incentive plan to our NEOs were as follows:
	Target Annual Incentive Award ($) (1)	Payout Based on Consolidated OI ($)	Payout Based on Consolidated FCFC ($)	Payout Based on Segment OI ($)	Payout Based on Segment FCFC ($)	Total ($)	Payout Level (Percent of Target Payout) (2)
Mr. Pfeifer	1,793,361	2,206,910	338,407	N/A	N/A	2,545,317	141.9%
Mr. Field	27,541	33,892	5,197	N/A	N/A	39,089	141.9%
Mr. Pack	620,215	741,449	111,838	27,541	8.159	888,987	143.3%
Mr. Narang	580,000	254,910	N/A	390,340	150,800	796,050	137.3%
Mr. Cortina	472,540	581,509	89,168	N/A	N/A	670,677	141.9%
Ms. Iyengar	416,007	511,938	78,500	N/A	N/A	590,438	141.9%
Mr. Johnson (3)	N/A	N/A	N/A	N/A	N/A	N/A	N/A

(1)
The target annual incentive award represents 2024 base salary earned multiplied by each NEO’s target award percentage.

(2)
Payout level is the sum of the results of each performance measure as a percentage of target performance multiplied by each measure’s respective weighting.

(3)
Mr. Johnson was not eligible for an annual incentive award payout due to his retirement.

Equity-Based Long-Term Incentive Awards
The Committee grants individual equity awards for executives on an annual basis at its February meeting. Equity awards we granted in 2024 prior to the 2024 Annual Meeting are subject to the terms of the 2017 Incentive Stock and Awards Plan, which shareholders approved at the 2017 Annual Meeting, and any grants we made after the 2024 Annual Meeting are subject to the terms of the 2024 Incentive Stock and Awards Plan, which shareholders approved at the 2024 Annual Meeting. Together, we refer to these plans as the stock plans.
In 2024, as we had done in the recent past, we provided two types of equity-based long-term incentive awards: performance shares and restricted stock units. The Committee believes equity-based long-term incentive awards are key components of our compensation program and appropriately align pay with performance. Long-term incentive awards serve the following three critical functions:
•
Motivate executives to focus on our long-term growth and performance;

•
Encourage and facilitate executive ownership of our common stock, which aligns executive objectives with those of shareholders; and

•
Help to attract and retain key executives, which we believe contributes to increased shareholder value.

For annual equity awards that the Committee granted in 2024, the Committee granted to each NEO (other than Mr. Field) long-term incentive awards. We reference the market median in Mercer’s compensation analysis when determining long-term incentive grant date award values and make individual decisions considering each executive’s scope, experience, skills, capabilities and performance. The awards provided a significant incentive for executives to execute our strategy, achieve long-term performance goals and deliver total shareholder return and also provided considerable retention value for key executives.

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Compensation Discussion and Analysis
The following table summarizes target long-term incentive grant date award values that we used for awards to NEOs for 2023 and 2024.
Named Executive Officer	2023 Long-Term Incentive Award Granted 2/20/2023	2024 Long-Term Incentive Award Granted 2/19/2024
Mr. Pfeifer	$6,250,252	$8,500,278
Mr. Field (1)	N/A	N/A
Mr. Pack	$1,500,244	$1,750,275
Mr. Narang (2)	N/A	$1,950,165
Mr. Cortina	$1,500,244	$1,500,085
Ms. Iyengar	$850,155	$1,000,178
Mr. Johnson	$1,200,199	$1,700,153

(1)
We hired Mr. Field effective December 16, 2024, and he did not receive an annual long-term incentive award for 2024.

(2)
We hired Mr. Narang effective November 13, 2023 and he did not receive an annual long-term incentive award for 2023.

For the 2024 grants, the Committee approved the delivery of the target award value by awarding to each executive:
•
50% of the target value in the form of performance shares (25% on relative TSR, 15% on relative ROIC and 10% on sustainability) and

•
50% in the form of restricted stock units.

Performance Share Awards
All performance share awards will require our company performance to exceed certain thresholds to deliver a payout. For 2024 grants, performance shares accounted for a total combined weight of approximately 50% of the target award value for each NEO’s long-term incentives. We granted to each NEO performance shares with 25% of the annual long-term incentive target award value allocated to relative TSR, 15% allocated to relative ROIC and 10% allocated to sustainability scorecard measures. The Committee valued TSR performance shares using a Monte Carlo simulation model from a third-party provider. The Committee valued ROIC and sustainability performance shares using the fair market value of the underlying common stock on the date of grant.
These awards reinforced our pay-for-performance philosophy by providing target (100%) payout only if we achieve at least 50th percentile performance for our relative TSR and ROIC measures and improvement in our sustainability scorecard measures. Executives can earn up to a maximum payout of 200% of target on each measure for outstanding performance. In addition to being performance-based, our performance shares vest only after three years of continuous employment (subject to additional terms in the event of retirement) which provides a retention incentive during the full vesting period.
Upon a qualified retirement, a pro-rata portion of the performance shares will vest. Mr. Johnson was and Mr. Pfeifer is eligible to retire under the stock plans as of December 31, 2024. The definition of a qualified retirement is that the executive is at least 55 years of age and has completed five years of service with the Company.
Total Shareholder Return
The 2024 TSR-based performance share awards measure performance based on the Company’s TSR relative to the TSR results of an index of similarly-sized companies over a three-year performance period. Executives benefit from these 2024 performance share grants only if our TSR compares favorably to the TSR of companies in the Standard & Poor’s MidCap 400 Index. TSR is defined as stock price appreciation plus dividends over three fiscal years. The final number of shares an executive receives at the end of the three-year performance period can range from zero to double the target number of performance shares, depending on our relative TSR, subject to the payout cap that we describe below. Performance shares support the Committee’s objective of increasing executives’ ownership interest in our Company and giving them incentive to enhance shareholder value.
The table below reflects the percent of target performance shares that an NEO could earn at the end of the three-year period from January 1, 2024 to December 31, 2026 based on our relative TSR performance, with the payout prorated for performance

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Compensation Discussion and Analysis
between the listed outcomes. This award is subject to a payout cap, using our share price on the last day in the performance period, equal to 400% of the aggregate value of the number of shares the executive would have received for relative TSR performance at the 50th percentile using our share price on the date we awarded performance shares. If the award value exceeds the payout cap, we reduce the shares that we deliver to the value of the payout cap.
3-Year TSR	Percent of Target Shares Award Earned
Below 25th Percentile	0%
25th Percentile	50%
50th Percentile	100%
75th Percentile	200%
The Committee continues to use the Standard & Poor’s MidCap 400 Index for these awards rather than the more targeted comparator group that we used for ROIC purposes because using the index reflects the Committee’s view that there is a broad range of investment options available to shareholders.
TSR – Results that Impacted 2024
For performance share awards that we granted in 2022 relating to performance from January 1, 2022 through December 31, 2024, our TSR of  -16.64% resulted in a rank at the 33rd percentile relative to the TSR of companies in the Standard & Poor’s MidCap 400 Index. This percentile ranking resulted in a payout at 66% of target for these awards, which resulted in payouts to the participating NEOs at the values shown below.
NEOs	Payout for Performance Period ended 12/31/2024 — TSR
Mr. Pfeifer (3)	$610,147
Mr. Field (1)	N/A
Mr. Pack (3)	$153,930
Mr. Narang (1)	N/A
Mr. Cortina (3)	$184,365
Ms. Iyengar (3)	$98,527
Mr. Johnson (2) (4)	$351,269

(1)
Mr. Field and Mr. Narang did not receive performance share awards in 2022 and therefore did not receive a payout for the performance period ending in 2024.

(2)
Mr. Johnson was eligible for retirement under the stock plans and therefore received prorated payouts for 2022, 2023, and 2024 performance share awards based on relative TSR performance as of June 30, 2024, which was 96%, 151%, and 98% of target, respectively.

(3)
Dollar values reflect the closing price of our stock on February 21, 2025, which was the date of payout for the performance share awards, times the number of shares of common stock that the NEO earned, plus accumulated dividends.

(4)
Dollar value reflects the closing price of our stock on August 14, 2024, which was the date of payout for his prorated performance share awards following his retirement from the Company, times the number of share of common stock that Mr. Johnson earned, plus accumulated dividends.

Return on Invested Capital
The 2024 ROIC-based performance share awards measure performance based on the Company’s relative ROIC. Executives benefit from the ROIC performance shares only if our ROIC results compare favorably to our ROIC comparator group. The performance goal is calculated as our total net income before extraordinary items, non-recurring gains and losses, discontinued operations and accounting changes, plus the after-tax cost of interest expense for the 11 quarters in the period ended September 30, 2026, divided by the sum of total debt plus shareholders’ equity as of the last day of the same calendar quarters and the immediately preceding calendar quarter for the Company. This calculation relies on publicly filed financial statements of ROIC comparator group companies. Therefore, the Committee designed the calculation to incorporate available information within the three-year performance period.
The table below reflects the percent of target performance shares that an NEO could earn at the end of the three-year period from January 1, 2024 to December 31, 2026, based on our relative ROIC performance, with the payout prorated for performance

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Compensation Discussion and Analysis
between the listed outcomes. This award is subject to a payout cap, using our share price on the last day in the performance period, equal to 400% of the aggregate value of the number of shares the executive would have received for relative ROIC performance at the 50th percentile using our share price on the date we awarded performance shares. If the award value exceeds the payout cap, we reduce the shares that we deliver to the value of the payout cap.
3-Year ROIC	Percent of Target Shares Award Earned
Below 25th Percentile	0%
25th Percentile	50%
50th Percentile	100%
85th Percentile	200%
The ROIC comparator group for the 2024 awards included companies in three distinct Standard Industrial Classification (SIC) industry groupings: Industrial Machinery, Construction/Farm Machinery and Heavy Trucks, and Defense & Aerospace, with annual revenues between approximately one quarter to two times our annual revenue. The Committee believes these companies are representative of the industries in which our products compete and are likely to have investment needs like ours — to support the maintenance and improvement of their infrastructure and ensure continued growth. The companies in the ROIC comparator group for the 2024 awards are listed below.
ROIC COMPARATOR GROUP OF COMPANIES FOR 2024 PERFORMANCE SHARES
Industrial Machinery (29%)	Construction/Farm Machinery and Heavy Trucks (47%)	Defense & Aerospace (24%)
Dover Corporation	AECOM	Curtiss-Wright Corporation
Flowserve Corporation	AGCO Corporation	L3Harris Technologies, Inc.
Fortive Corporation	Allison Transmission Holdings, Inc.	Howmet Aerospace Inc.
Illinois Tool Works Inc.	Dycom Industries, Inc.	Huntington Ingalls Industries, Inc.
Ingersoll Rand Inc.	EMCOR Group Inc.	KBR, Inc.
Lincoln Electric Holdings Inc.	Granite Construction Incorporated	Spirit AeroSystems Holding, Inc.
Parker-Hannifin Corporation	Martin Marietta Materials, Inc.	Teledyne Technologies Incorporated
Pentair plc	MasTec, Inc.	Textron Inc.
Stanley Black & Decker, Inc.	Primoris Services Corporation	TransDigm Group Incorporated
The Timken Company	Quanta Services, Inc.
Xylem Inc.	REV Group, Inc.
Terex Corporation
The Toro Company
Trinity Industries Inc.
Tutor Perini Corporation
Valmont Industries, Inc.
Vulcan Materials Company
Westinghouse Air Brake Technologies Corporation

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Compensation Discussion and Analysis
ROIC – Results that Impacted 2024
For performance share awards that we granted in 2022 relating to performance from January 1, 2022 through December 31, 2024, our relative ROIC of 30.49% resulted in a rank at the 63rd percentile versus the ROIC of companies in the ROIC comparator group that applied to these awards. This percentile ranking resulted in a payout at 138% of target under these awards, which resulted in payouts to the NEOs at the values shown below.
NEOs	Payout for Performance Period ended 12/31/2024 — ROIC
Mr. Pfeifer (3)	$1,010,034
Mr. Field (1)	N/A
Mr. Pack (3)	$254,417
Mr. Narang (1)	N/A
Mr. Cortina (3)	$303,113
Ms. Iyengar (3)	$160,945
Mr. Johnson (2) (4)	$353,579

(1)
Mr. Field and Mr. Narang did not receive performance share awards in 2022 and therefore did not receive a payout for the performance period ending in 2024.

(2)
Mr. Johnson was eligible for retirement under the stock plans and therefore received prorated payouts for 2022, 2023, and 2024 performance share awards based on relative ROIC performance as of June 30, 2024, which was 138%, 175%, and 183% of target, respectively.

(3)
Dollar values in the table reflect the closing price of our stock on February 21, 2025, which was the date of payout for the performance share awards, times the number of shares of common stock that the NEO earned, plus accumulated dividends.

(4)
Dollar value reflects the closing price of Company stock on August 14, 2024, which was the date of payout of his prorated awards following his retirement from the Company, times the number of shares of common stock that Mr. Johnson earned, plus accumulated dividends.

Sustainability
The 2024 sustainability scorecard measures performance based on leadership representation and reduction in greenhouse gas emissions normalized for sales, measured as of December 31, 2026, as we describe in the following table. Executives benefit from these 2024 performance share grants only if our performance meets or exceeds threshold goals.
	Global Female Representation: Director- level and above	U.S. BIPOC Representation: Director-level and above	Reduction in GHG emissions normalized for sales, from 2023 baseline
Weight (total 10%)	3.4%	3.3%	3.3%
Threshold: 50% payout	21.0%	9.0%	(7.0)%
Target: 100% payout	22.0%	10.0%	(8.25)%
Maximum: 200% payout	23.0%	11.0%	(10.0)%
In setting these goals, the Committee considered the Company’s long-term sustainability goals, current programs in place to support these goals, potential additional programs that could drive progress over the performance period, information from Mercer on prevalent and emerging goal-setting practices, and review of public disclosures on sustainability goals and incentive design. The Committee believes that these goals are rigorous and challenging, but attainable, and will reward NEOs for making targeted investments in programs that will foster an engaging culture, enhance employee engagement and position the Company for long-term success.
Sustainability – Results that Impacted 2024
For performance share awards that we granted in 2022 relating to global female representation (weighted 3.4%) and U.S. BIPOC representation (weighted 3.3%), we did not meet threshold performance, and therefore, there was no payout. For performance share awards that we granted in 2022 relating to reduction in GHG emissions normalized for sales (weighted 3.3%), we achieved

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Compensation Discussion and Analysis
a 26.2% reduction in GHG emissions normalized for sales which exceeded maximum performance, resulting in a payout of these awards to NEOs at 200% of target at the values shown below.
NEOs	Payout for Performance Period ended 12/31/2024 — Sustainability
Mr. Pfeifer (3)	$322,097
Mr. Field (1)	N/A
Mr. Pack (3)	$80,473
Mr. Narang (1)	N/A
Mr. Cortina (3)	$96,567
Ms. Iyengar (3)	$51,895
Mr. Johnson (2) (4)	$110,261

(1)
Mr. Field and Mr. Narang did not receive performance share awards in 2022 and therefore did not receive a payout for the performance period ending in 2024.

(2)
Mr. Johnson was eligible for retirement under the stock plans and therefore received prorated payouts for 2022, 2023, and 2024 performance share awards based on sustainability scorecard performance as of his retirement date. For global female representation (weighted 3.4%) performance as of June 30, 2024 was 0%, 66% and 104% for 2022, 2023 and 2024, respectively. For U.S. BIPOC representation (weighted 3.3%) performance as of June 30, 2024 was 0%, 0% and 67%, respectively. For GHG emissions normalized for sales (weighted 3.3%), performance as of June 30, 2024 was 200%, 200% and 0%, respectively.

(3)
Dollar values in the table reflect the closing price of our stock on February 21, 2025, which was the date of payout for the performance share awards, times the number of shares of common stock that the NEO earned, plus accumulated dividends.

(4)
Dollar value reflects the closing price of our stock on August 14, 2024, which was the date of payout of his prorated awards following his retirement from the Company, times the number of shares of common stock that Mr. Johnson earned, plus accumulated dividends.

Restricted Stock Units
The Committee believes RSUs are valuable because they tie a portion of the executive’s compensation to stock price and the vesting period provides a retention incentive. RSUs enable executives to realize value based on the price of our common stock on the vesting date, creating a link between executive decision-making and shareholder value. Each RSU grant has a three-year vesting period, with one-third vesting each year. RSUs call for accelerated vesting upon a qualified retirement unless the qualified retirement occurs prior to the first anniversary of the grant date, in which case only a pro-rata portion of the RSUs will vest. However, awards that vest due to a qualified retirement will continue to settle in accordance with their original vesting schedule of one-third each year. Mr. Johnson was and Mr. Pfeifer is eligible to retire under the stock plans as of December 31, 2024. The definition of a qualified retirement is that the executive is at least 55 years of age and has completed five years of service with the Company.
RSUs accounted for 50% of the target long-term incentive award value in 2024 which was the same weight as in 2023. The Committee valued RSUs using the fair market value of the underlying common stock on the date of grant.
New Officer Compensation
In anticipation of hiring Mr. Field as Executive Vice President and Chief Financial Officer, the Committee reviewed the compensation analysis that Mercer provided, Mr. Field’s scope, experience, skills and capabilities, and the value of short-term and long-term incentives that Mr. Field would have forfeited upon separation from his prior employer. Considering all of these factors together, the Committee approved a cash sign on bonus of  $500,000 and a grant of restricted stock units that vest annually over three years with a grant date value of  $4,500,032. We reflect these values in the Summary Compensation Table below.
Other Compensation
In conjunction with his transition in June 2024 to the role of Executive Vice President and President, Vocational Segment, while maintaining his interim role as Chief Financial Officer, the Committee awarded Mr. Pack restricted stock units with a grant date value of  $500,077. These units cliff vest after three years. There were no other compensation changes for Mr. Pack with his transition.

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Compensation Discussion and Analysis
Following our termination of his employment, we paid Mr. Johnson $1,543,840 in accordance with the terms of our Executive Severance policy, which we describe further below.
Retirement Benefits
We provide retirement benefits based on competitive market trends. The retirement plans for the NEOs include a 401(k) plan with company matching contributions, as well as a qualified defined contribution retirement benefit plan under which we contribute a percentage of base salary for each participant up to Internal Revenue Code limits for such plans based on age. The contributions vary by business segment and employee groups. For the NEOs, the contributions, as a percentage of qualifying wages, are as follows: under age 30, 3%; age 30 to 39, 4%; age 40 to 49, 5%; and age 50 and older, 6%.
For NEOs and other executives who were eligible to participate in our frozen non-qualified defined benefit supplemental executive retirement plan, we maintained a non-qualified defined contribution supplemental executive retirement plan that provides a percentage of base salary and bonus based on age. The contributions are as follows: under age 45, 10%; age 45 to 50, 12.5%; and over age 50, 15%. Mr. Johnson earned benefits under this plan during 2024. We closed this plan on December 31, 2012, and no new participants have been added since that date.
For newer executive officers, including the other NEOs, we maintain a restoration non-qualified defined contribution executive retirement plan, the Oshkosh Corporation Defined Contribution Executive Retirement Plan, that provides a percentage of base salary and bonus above the Internal Revenue Code retirement plan limits that apply to our broad-based defined contribution retirement plan. The contributions above the Internal Revenue Code limits are as follows: under age 30, 3%; age 30 to 39, 4%; age 40 to 49, 5%; and age 50 and older, 6%. Mr. Pfeifer, Mr. Pack, Mr. Narang, Mr. Cortina, and Ms. Iyengar earned benefits under this plan during 2024.
Mr. Pack and Mr. Johnson earned a benefit under our qualified defined benefit plan for Pierce Manufacturing, Inc. employees during their time in that segment. Mr. Johnson also earned benefits under our frozen non-qualified defined benefit supplemental executive retirement plan. Please refer to “2024 Pension Benefits” on page 53 and “Non-Qualified Deferred Compensation” on page 54 for more information regarding our supplemental executive retirement plans and our pension plan.
Deferred Compensation
Our NEOs are eligible to participate in our Deferred Compensation Plan for Directors and Executive Officers, which is a non-qualified, unfunded retirement savings plan. The Deferred Compensation Plan allows the deferral of base salary and annual cash incentive awards into either an investment program, which pays a guaranteed rate of return based on the prime interest rate plus 1%, or a share program, which mirrors the performance of our common stock during the relevant period, including dividends. Executives also may defer RSU grants and performance shares under the Deferred Compensation Plan. See “2024 Non-Qualified Deferred Compensation” on page 54, for more information regarding our deferred compensation plans.
Other Benefits
During 2024, we provided limited additional personal benefits to certain executive officers. We authorize executive use of our Company plane for personal reasons only in limited and specific circumstances. Our Board had approved Mr. Pfeifer’s service as a member of the boards of directors of other companies in recognition of the valuable professional development opportunities such service can provide Mr. Pfeifer while serving as our Chief Executive Officer. During 2024, Mr. Pfeifer traveled to board meetings on our Company aircraft to minimize travel time and to facilitate his service on those boards. There was no other NEO use of the Company plane for personal reasons in 2024 other than instances of spousal travel at no incremental cost to the Company.
We provided health and welfare benefit plans to all our executives under the plans available to most of our employees, including medical, dental, vision, life insurance and short- and long-term disability coverage. In addition, all our executives were eligible to receive a comprehensive physical examination. We covered costs of these examinations in 2024 and reimbursed the taxes relating to payment of those costs beyond the scope of routine annual physicals provided under the normal health plan. Finally, newly hired executives are eligible for relocation benefits available to most of our employees, including reimbursement of taxes related to relocation benefits that generate taxable income.
Executive Employment and Other Agreements
We do not have an employment agreement with any of our NEOs. Our NEOs have agreements under which certain benefits would become payable in the event of a change in control of our Company and subsequent termination of the executive’s employment.

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Compensation Discussion and Analysis
Mr. Pfeifer has a severance agreement that is separate from his change-in-control agreement and the other NEOs are eligible for the Executive Severance Policy which is also separate from their change-in-control agreements.
Severance Agreement
We have a severance agreement with Mr. Pfeifer. If we terminate Mr. Pfeifer’s employment without cause or Mr. Pfeifer terminates his employment for good reason, then, provided he executes a release of claims, Mr. Pfeifer will be entitled to receive severance compensation approximating two years’ salary and the target amount of annual incentive compensation, together with welfare benefits. See “Potential Payments on Termination or Change In Control” for more information regarding Mr. Pfeifer’s severance agreement and potential amounts that we may pay under that agreement.
Executive Severance Policy
The Committee maintains an Executive Severance Policy, under which the NEOs other than Mr. Pfeifer are eligible for severance payments. This policy is intended to provide clarity for and ensure cooperation by executives who are transitioning out of the Company under defined circumstances. The policy provides benefits if we terminate an executive’s employment without cause or an executive terminates their employment for good reason. Provided the executive executes a release of claims, the policy generally provides for severance compensation approximating one year of salary and the target amount of annual incentive compensation, a prior year bonus if the executive will not receive the annual incentive plan payment from the year prior to termination, as well as a pro rata bonus payment for the fiscal year in which the termination occurs, together with welfare benefits. Mr. Johnson received a severance payment in accordance with this policy in the amount of  $1,543,840 following the Company’s termination of his employment. See “Potential Payments on Termination or Change In Control” for more information regarding potential amounts that we may pay under this policy.
Change-In-Control Agreements
We have change-in-control agreements with all NEOs that would provide each of them with reasonable compensation if their employment were terminated in certain defined circumstances following a change in control of our Company. We entered into these Key Executive Employment and Severance Agreements, or KEESAs, to provide our Company with certain protections — specifically to retain key executives prior to or following a change in control and to ensure key executives consider the best interests of shareholders when making decisions during a potential or actual change in control. The Committee administers the severance agreements and selects executive officers who are eligible for these agreements. None of the agreements provide for Internal Revenue Code Section 280G tax gross-up benefits.
Under the KEESAs, after a change in control of our Company, if an executive’s employment is terminated other than by reason of death, disability or for cause, the executive is entitled to the following:
	Cash Payment	Additional Retirement Benefits	Outplacement, Legal, Continued Welfare Benefits	Tax Gross-up for “Excess Parachute Payments” (1)
Mr. Pfeifer	3x base salary and bonus	N/A	3 years	No
Mr. Field	2x base salary and bonus	N/A	2 years	No
Mr. Pack	2x base salary and bonus	N/A	2 years	No
Mr. Narang	2x base salary and bonus	N/A	2 years	No
Mr. Cortina	2x base salary and bonus	N/A	2 years	No
Ms. Iyengar	2x base salary and bonus	N/A	2 years	No
Mr. Johnson (2)	N/A	N/A	N/A	N/A

(1)
In fiscal 2009, the Committee eliminated the Internal Revenue Code Section 280G tax gross-up benefit from payments due under severance agreements for any new agreements after that date. Each executive is also entitled to a cash termination payment and other benefits if the executive terminates employment for good reason, as defined in the severance agreements, after a change in control. The form of agreement applicable to our NEOs provides that, to the extent that payments to any of those executives would be considered “excess parachute payments,” the payments will be reduced to a point at which they are no longer considered excess parachute payments, or the executive will receive the full payment and be personally liable for the excise tax, whichever produces the larger after-tax benefit to the executive.

(2)
Mr. Johnson was no longer eligible for KEESA as of June 1, 2024.

See “Potential Payments on Termination or Change in Control” for more information regarding these change-in-control agreements and potential amounts under them that would be payable to our NEOs.

OSHKOSH CORPORATION | 2025 PROXY STATEMENT	46

Compensation Discussion and Analysis
Executive Incentive Compensation Recovery Policy
The Committee maintains the Oshkosh Corporation Recovery Policy, or clawback policy. The clawback policy applies to all incentive compensation granted, earned or vested based wholly or in part upon the attainment of a financial reporting measure. Under the policy, if we must prepare an accounting restatement due to our material noncompliance with financial reporting requirements under the securities laws, including to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, then the Company must recover any erroneously awarded compensation.
Stock Ownership Guidelines for Executive Officers
The Committee has adopted executive officer stock ownership guidelines to align our executives’ interests with those of shareholders. The Committee requires executives to attain stock ownership at the following levels:
	Ownership Level as a Multiple of Base Salary	In Compliance (1)
John C. Pfeifer, President and Chief Executive Officer	6x annual base salary	Yes
Matthew A. Field, Chief Financial Officer	4x annual base salary	Yes
Michael E. Pack (2), Mahesh Narang, Ignacio A. Cortina, Jayanthi Iyengar, and James W. Johnson (3), Executive Vice Presidents	3x annual base salary	Yes

(1)
As of February 28, 2025.

(2)
As of December 16, 2024, Mr. Pack’s required ownership level was reduced from 4x annual base salary to 3x annual base salary to reflect his role as Executive Vice President and President, Vocational Segment.

(3)
As of June 30, 2024, Mr. Johnson was not subject to stock ownership requirements following his retirement.

It is the Committee’s policy that each NEO must achieve the required level of stock ownership within five years of becoming subject to that stock ownership requirement. The stock ownership policy includes direct ownership of Company stock, amounts deferred into the Company stock account within the Deferred Compensation Plan, and unvested restricted stock units, valued based on the market price of our common stock. The stock ownership guidelines do not include unvested performance shares or unexercised stock options as stock that an executive owns. An executive who does not meet the ownership guidelines within the requisite timeframe will not receive approval to sell shares or to exercise options unless the net proceeds of that transaction are reinvested in common stock.
Equity Grant Timing Practices
The Compensation Committee does not take material non-public information into account when determining the timing and terms of long-term incentive awards, and we have not timed the disclosure of material non-public information for the purpose of affecting the value of executive compensation. The Committee grants annual equity awards as of the date of the Committee’s February meeting, and the Committee approves grants to any newly hired or promoted executives effective on the date of hire or promotion.
Prohibition Against Hedging and Pledging
We prohibit directors, officers and all other employees from entering into certain transactions for their individual accounts that include hedging or pledging our Company’s securities. Without limitation, the prohibition on hedging includes any financial instruments or other transactions that hedge or offset, or are designed to hedge or offset, any position relating to company securities (including compensation awards), including prepaid variable forward contracts, equity swaps, collars, puts, calls and other derivative instruments and exchange funds.
Prohibition Against Insider Trading
We have adopted an insider trading policy governing the purchase, sale and other disposition of Company securities by the Company and our directors, officers and certain employees that is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the listing standards of the New York Stock Exchange.

OSHKOSH CORPORATION | 2025 PROXY STATEMENT	47

Compensation Discussion and Analysis
Tax Treatment of Compensation
The Committee views the impact of the tax deductibility of executive compensation as one of the many factors to consider in the context of its overall compensation objectives. Section 162(m) of the Internal Revenue Code (Section 162(m)) limits our U.S. federal income tax deduction for compensation that exceeds $1,000,000 paid during the year to each of our “covered employees.” In determining the compensation paid or awarded to our NEOs during 2024, the Committee strived to achieve the objectives of our compensation program, including attracting, retaining, motivating and sustaining high performing executive talent and incentivizing the achievement of both short- and long-term results through the alignment of rigorously set performance goals and pay. In structuring our compensation program in a manner consistent with these goals, the Committee approves compensation that is not fully deductible under Section 162(m), as the Committee believes it will contribute to the achievement of our business objectives.
Relation of Our Compensation Policies and Procedures to Risk Management
Our senior management conducted a comprehensive risk assessment of each element of our compensation program to evaluate the levels of risk-taking that each of those elements could potentially encourage. Management then presented this risk assessment to the Committee.
After reviewing management’s risk assessment, the Committee determined that our compensation program creates a proper balance between appropriate risk-taking and competitive compensation. Based on the Committee’s determination, we believe our compensation program does not create risks that are reasonably likely to have a material adverse effect on our Company.
RISK MITIGATION FEATURES INCLUDE:

•
Multiple performance measures

•
Clawback policy

•
Stock ownership guidelines

•
Anti-hedging policy

•
Limited change-in-control benefits

•
Incentive plan caps

Human Resources Committee Report
The Human Resources Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Human Resources Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
•
Keith J. Allman, Chair

•
Douglas L. Davis

•
David G. Perkins

•
Sandra E. Rowland

•
Stephen D. Newlin (Alternate Member)

OSHKOSH CORPORATION | 2025 PROXY STATEMENT	48

COMPENSATION TABLES
2024 Summary Compensation Table
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)(5)(6)(7)	Total ($)
John C. Pfeifer, President and Chief Executive Officer	2024	1,193,078	—	8,500,278	—	2,545,317	—	307,868	12,546,541
	2023	1,091,539	—	6,250,252	—	2,970,551	—	123,818	10,436,160
	2022	1,045,001	—	5,004,740	—	214,998	—	95,506	6,360,245
Matthew A. Field, Executive Vice President and Chief Financial Officer (8)	2024	13,462	500,000	4,500,032	—	39,089	—	16,914	5,069,497
Michael E. Pack, Executive Vice President and President, Vocational Segment	2024	687,247	—	2,250,352	—	888,987	—	104,718	3,931,304
	2023	608,471	—	1,500,244	—	883,875	283	43,797	3,036,670
	2022	561,002	—	1,255,331	—	68,397	—	61,370	1,946,100
Mahesh Narang, Executive Vice President and President, Access Segment (8)	2024	725,001	—	1,950,165	—	796,050	—	156,385	3,627,601
	2023	83,654	650,000	4,500,151	—	155,726	—	17,398	5,406,929
Ignacio A. Cortina, Executive Vice President and Chief Legal & Administrative Officer and Secretary	2024	588,602	—	1,500,085	—	670,677	—	110,156	2,869,520
	2023	558,697	—	1,500,244	—	810,867	—	47,374	2,917,182
	2022	536,124	—	1,503,994	—	65,364	—	66,603	2,172,085
Jayanthi Iyengar, Executive Vice President and Chief Technology & Strategic Sourcing Officer	2024	593,309	—	1,000,178	—	590,438	—	102,673	2,286,598
	2023	552,424	—	850,155	—	701,546	—	50,958	2,155,083
	2022	519,808	275,000	4,253,725	—	56,231	—	50,239	5,155,003
James W. Johnson, Executive Vice President and President, Vocational Segment (Retired) (9)	2024	313,870	—	1,700,153	—	—	—	1,857,749	3,871,772
	2023	574,010	—	1,200,199	—	862,158	4,476	144,284	2,785,127
	2022	541,060	—	704,398	—	65,942	—	108,609	1,420,009

(1)
Amounts in this column are based on the aggregate grant date fair value of awards to our NEOs under our stock plans rather than actual amounts paid to these officers or amounts the officers actually realized or will realize as a result of these awards. We computed the aggregate grant date fair value of these awards in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, Stock Compensation (“FASB ASC Topic 718”).

(2)
We based the fair value of restricted stock unit awards on the market price of the underlying shares awarded on the date of grant.

We have granted performance shares to our NEOs that vest at the end of the third year following the grant date. Our NEOs earn shares under performance share awards only if our total shareholder return (TSR), as to half of the awards, return on invested capital results (ROIC), as to 30% of the awards, and sustainability performance as to 20% of the awards, over the three-year performance period compare favorably to those of a comparator group of companies for TSR and ROIC and to internal measures for sustainability. Potential payouts range from 0% to 200% of the target amounts for these awards. Amounts in the “Stock Awards” column relating to the performance share awards are the value at the grant date, based upon the probable outcome of the performance conditions, consistent with the estimate of the aggregate compensation cost to be recognized over the service period in accordance with FASB ASC Topic 718, determined using a Monte Carlo simulation model for relative TSR and fair market value of the underlying shares on the grant date for relative ROIC and sustainability. Note 5 to our consolidated financial statements for 2024, included in our Annual Report on Form 10-K filed with the SEC on February 20, 2025, includes the assumptions we used to calculate these amounts. Assuming performance at the highest level, the aggregate values of the performance share awards during 2024 at the date of grant for each of our NEOs (based on the maximum number of shares that an officer could earn under an award and our stock price on the date of grant) were as follows: $7,402,542 for Mr. Pfeifer, $1,524,360 for Mr. Pack, $1,698,417 for Mr. Narang, $1,306,408 for Mr. Cortina, $871,156 for Ms. Iyengar and $1,262,948 for Mr. Johnson. Mr. Field was not granted any performance share awards in 2024.
(3)
The amounts in this column reflect the increase in actuarial present value from the prior year of the NEO’s benefits under our applicable retirement plans determined using the assumptions set forth in footnote (1) to the Pension Benefits Table below. In 2024, the actuarial present values decreased for Mr. Pack ($611) and Mr. Johnson ($3,569). Messrs. Pfeifer, Field, Cortina and Narang and Ms. Iyengar are not entitled to any benefits under these plans.

OSHKOSH CORPORATION | 2025 PROXY STATEMENT	49

COMPENSATION TABLES
(4)
The amounts shown in this column include benefits earned in 2024 under the Defined Contribution Executive Retirement Plan of  $229,251 for Mr. Pfeifer, $73,668 for Mr. Pack, $26,786 for Mr. Narang, $63,386 for Mr. Cortina, $57,044 for Ms. Iyengar, and $174,384 for Mr. Johnson. Mr. Field did not earn any benefits under this plan in 2024. We made 2024 contributions to the qualified defined contribution retirement benefit plan of  $20,700 for each of Messrs. Pfeifer, Pack, Cortina, and Johnson and Ms. Iyengar, $808 for Mr. Field and $17,250 for Mr. Narang.

(5)
The amounts shown in the column for 2024 include $8,473 for Mr. Pfeifer, $8,335 for Mr. Cortina, $8,224 for Ms. Iyengar and $2,650 for Mr. Johnson for annual physical examinations outside our normal health plan and $7,514 for Mr. Pfeifer, $7,385 for Mr. Cortina, $6,355 for Ms. Iyengar and $2,138 for Mr. Johnson to reimburse them for taxes they incurred in connection with our reimbursements for the annual physical examinations.

(6)
The amount shown in this column for 2024 for Mr. Pfeifer includes $31,580 for incremental costs associated with the use of our Company aircraft to attend meetings of the board of directors of other companies.

(7)
The amounts shown in the column for 2024 include $12,963 for Mr. Field and $86,047 for Mr. Narang for moving and relocation and $3,143 for Mr. Field and $15,952 for Mr. Narang to reimburse them for taxes they incurred on this income.

(8)
Mr. Field was not an employee of the Company until 2024, and Mr. Narang was not an employee of the Company until 2023.

(9)
Mr. Johnson retired from his role as Executive Vice President and President, Vocational Segment, effective June 1, 2024 and remained as an employee until June 30, 2024. Although he was not an officer on December 31, 2024, SEC rules require us to include him as an NEO.

2024 Grants of Plan Based Awards
		ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS (1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John C. Pfeifer	2/19/2024	896,681	1,793,361	3,586,722	17,033	34,066	68,132	39,117	8,500,278
Matthew A. Field (4)	12/16/2024	13,771	27,541	55,082	N/A	N/A	N/A	45,409	4,500,032
Michael E. Pack (5)	2/19/2024	310,108	620,215	1,240,430	3,508	7,015	14,030	8,054	1,750,275
	7/22/2024	N/A	N/A	N/A	N/A	N/A	N/A	4,559	500,077
Mahesh Narang	2/19/2024	290,000	580,000	1,160,000	3,908	7,816	15,632	8,974	1,950,165
Ignacio A. Cortina	2/19/2024	236,270	472,540	945,080	3,006	6,012	12,024	6,903	1,500,085
Jayanthi Iyengar	2/19/2024	208,004	416,007	832,014	2,005	4,009	8,018	4,602	1,000,178
James W. Johnson	2/19/2024	120,463	240,925	481,850	2,906	5,812	11,624	8,974	1,700,153

(1)
The amounts shown represent the threshold, target and maximum awards that each of our NEOs could have earned under our annual cash incentive plan for 2024, as we describe more fully under “Compensation Discussion and Analysis — Annual Cash Incentive Awards”. The amount that each NEO earned for 2024 under these awards based on our actual performance for the periods appears in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)
The amounts shown represent the threshold, target and maximum payouts under performance share awards that we awarded in 2024 to the NEOs under our stock plans as we describe more fully under “Compensation Discussion and Analysis — Equity-based Long-term Incentive Awards — Performance Share Awards.” Achievement of the threshold amount requires performance at or above the lowest value shown in the table below for each award type. Payments are pro-rated for performance between the percentages listed. The TSR and ROIC awards are subject to a payout cap, using our share price at the end of the performance period, equal to 400% of the aggregate value of the number of shares that the participant would have received for performance at the 50th percentile determined based on our share price on the date of the award of performance shares. We pay the awards that executives earn, including a pro-rata amount upon a qualifying retirement, in shares of our common stock on a one-for-one basis and include credit for any dividends our Board approves during the performance period. However, we do not pay dividend or dividend equivalents with respect to unearned performance share awards.

OSHKOSH CORPORATION | 2025 PROXY STATEMENT	50

COMPENSATION TABLES
Performance Measure	Percentage of Total	Payout Prorated Between	Measurement Period
Relative Total Shareholder Return (TSR)	50.0%	25th — 75th Percentile	3 years ended December 31, 2026
Relative Return on Invested Capital (ROIC)	30.0%	25th — 85th Percentile	11 quarters ended September 30, 2026
Global Female Leadership Representation	6.8%	21.0% — 23.0%	December 31, 2026
US BIPOC Leadership Representation	6.6%	9.0% — 11.0%	December 31, 2026
Normalized Greenhouse Gas/CO2 Reduction	6.6%	7.0% — 10.0%	December 31, 2026

(3)
The dollar amounts relating to the relative TSR performance share awards are based on valuations under a Monte Carlo simulation in accordance with FASB ASC Topic 718. Amounts relating to the relative ROIC and sustainability performance-based measures as well as restricted stock units are based on the fair market value of the underlying common stock on the grant date.

(4)
The Committee approved and granted a restricted stock award with a value of  $4,500,032 to Mr. Field effective December 16, 2024, when he began employment.

(5)
The Committee approved and granted restricted stock units with a value of  $500,077 to Mr. Pack effective July 22, 2024, in conjunction with his transition to the role of Executive Vice President and President, Vocational Segment, while maintaining his interim role as Chief Financial Officer.

Outstanding Equity Awards at December 31, 2024
	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options — Exercisable (#)	Number of Securities Underlying Unexercised Options — Unexercisable (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date (2)	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)(5)
John C. Pfeifer	9,950			90.28	11/18/29	71,024	6,752,252	94,771	9,009,879
Matthew A. Field						45,409	4,317,034
Michael E. Pack						20,371	1,936,671	21,025	1,998,847
Mahesh Narang						30,546	2,904,008	11,611	1,103,858
Ignacio A. Cortina	5,225			86.59	11/20/27	15,002	1,426,240	19,535	1,857,192
	7,500			66.09	11/19/28
	5,750			90.28	11/18/29
Jayanthi Iyengar						19,738	1,876,492	11,968	1,137,798
James W. Johnson	4,475			86.59	6/30/27
	5,375			90.28	6/30/27

(1)
As of December 31, 2024, all stock options awarded to NEOs were fully vested.

(2)
Options have a duration of 10 years from the date of grant. They must be exercised within one year of death or disability and three years of retirement. Retirement means that a participant’s employment terminates at a time when the participant is at least age 55 and has completed as least five (5) years of continuous service with the company.

OSHKOSH CORPORATION | 2025 PROXY STATEMENT	51

COMPENSATION TABLES
(3)
The vesting dates for all restricted stock units that our NEOs held on December 31, 2024, are as follows:

Name	Vesting Date	No. of Units
John C. Pfeifer	2/19/2025	13,201
	2/20/2025	11,777
	2/21/2025	7,863
	2/19/2026	13,202
	2/20/2026	11,779
	2/19/2027	13,202
Matthew A. Field	12/16/2025	15,136
	12/16/2026	15,136
	12/16/2027	15,137
Michael E. Pack	2/19/2025	2,717
	2/20/2025	2,827
	2/21/2025	1,966
	2/19/2026	2,718
	2/20/2026	2,827
	2/19/2027	2,719
	7/22/2027	4,597
Mahesh Narang	2/19/2025	3,028
	11/13/2025	10,730
	2/19/2026	3,028
	11/13/2026	10,731
	2/19/2027	3,029
Ignacio A. Cortina	2/19/2025	2,329
	2/20/2025	2,827
	2/21/2025	2,359
	2/19/2026	2,330
	2/20/2026	2,827
	2/19/2027	2,330
Jayanthi Iyengar	1/3/2025	10,617
	2/19/2025	1,552
	2/20/2025	1,601
	2/21/2025	1,258
	2/19/2026	1,553
	2/20/2026	1,603
	2/19/2027	1,554

(4)
We used the closing price of our common stock of  $95.07 on December 31, 2024, to calculate the value of unvested units.

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COMPENSATION TABLES
(5)
The vesting dates for all performance shares that our NEOs held on December 31, 2024, are as follows:

	VESTING DATE OF PERFORMANCE SHARES
Name	TSR 12/31/25	TSR 12/31/26	ROIC 12/31/25	ROIC 12/31/26	Female 12/31/25	Female 12/31/26	BIPOC 12/31/25	BIPOC 12/31/26	GHG 12/31/25	GHG 12/31/26
Assumed Performance	Target	Target	Max	Max	Thershold	Thershold	Target	Max	Max	Max
John C. Pfeifer	14,601	14,788	21,326	23,925	1,209	1,356	2,346	5,264	4,692	5,264
Michael E. Pack	3,505	3,045	5,119	4,928	291	280	563	1,085	1,126	1,083
Mahesh Narang	—	3,393	—	5,491	—	311	—	1,209	—	1,207
Ignacio A. Cortina	3,505	2,610	5,119	4,223	291	240	563	930	1,126	928
Jayanthi Iyengar	1,987	1,741	2,901	2,816	165	161	320	620	637	620
2024 Option Exercises and Stock Vested
	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
John C. Pfeifer	—	—	45,720	4,763,414
Matthew A. Field	—	—	—	—
Michael E. Pack	—	—	10,434	1,068,851
Mahesh Narang	—	—	10,687	1,180,007
Ignacio A. Cortina	—	—	11,938	863,178
Jayanthi Iyengar	—	—	15,735	1,617,754
James W. Johnson (2)	—	—	20,778	2,249,279

(1)
Reflects the amount calculated by multiplying the number of restricted stock units vested in 2024 by the market price of our common stock on the vesting date.

(2)
Under the terms of Mr. Johnson’s restricted stock unit award agreements, 9,359 units vested, but were not paid on his retirement date of June 30, 2024. These shares will be paid in accordance with each grant’s normal distribution schedule. Under the terms of Mr. Johnson’s performance shares award agreements, 8,099 shares vested on his retirement date of June 30, 2024 and were paid in August 2024.

2024 Pension Benefits
The table below sets forth the number of years of credited service and the present value of accumulated benefits and payments during 2024 under the Pierce Retirement Plan and the Oshkosh Corporation Executive Retirement Plan for each NEO who participates in the plans.
Name	Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During the Last Year ($)
Michael E. Pack	Pierce Retirement Plan	1	2,464	—
James W. Johnson	Pierce Retirement Plan	3	9,085	—
	Executive Retirement Plan	5	46,570	—

(1)
Under the Pierce Retirement Plan, years of credited service are based on the executive working one thousand hours during the plan year. Years of credited service under the Executive Retirement Plan are based on completed years and months of employment, and vesting under the Executive Retirement Plan is based on completed years of employment as an executive

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COMPENSATION TABLES
officer. Participants do not accrue additional years of credited service under the Pierce Retirement Plan or the Executive Retirement Plan after December 31, 2012, but vesting service continues under both plans.
(2)
The actuarial values of the accumulated plan benefits for the Pierce Retirement Plan and the Executive Retirement Plan were calculated using the unit credit valuation method and the following assumptions, among others: that the participants retire at their first unreduced retirement age of 62; that the benefit calculation date is December 31, 2024, consistent with our accounting measurement date for financial statement reporting purposes; a discount rate of 4.80% for the Executive Retirement Plan and 4.90% for the Pierce Retirement Plan; a post-retirement mortality assumption based on the Pre-2012 Healthy Annuitant table with white collar adjustment projected fully generationally with MP-2021 mortality improvement scale using Aon’s adjustments for near-term and long-term impact of COVID-19; final average pay for the Executive Retirement Plan is based on average pay at December 31, 2012, the date that the benefits were frozen, without projection; payment in the form of a single life annuity; that the Pierce Retirement Plan benefit accrued ratably over the participant’s years of service up to December 31, 2012, the date benefits were frozen; and that the Executive Retirement Plan benefit accrued ratably over the first 20 years from the date of hire up to December 31, 2012, the date benefits were frozen, and vested 20% per year from years 5 to 10 beginning when the employee became an officer.

Pierce Retirement Plan — Mr. Pack and Mr. Johnson maintain a Retirement Plan entitlement under our qualified Pierce Manufacturing, Inc. Pension Plan. Benefit accruals under this plan were frozen for salaried participants effective December 31, 2012.
Under the Pierce retirement plan, a salaried employee is entitled to receive upon retirement at age 65 a monthly benefit equal to $29.50 multiplied by the number of years of benefit service in the form of a 60-month period certain life annuity (or the actuarial equivalent of such amount when commencing at any other day or payable in another form.) An employee who has reached the age of 55 with a minimum of five years of service may retire and begin to receive the actuarial equivalent of their pension benefits. The pension benefits payable to such an employee are equal to 50% of the pension benefits that would have been payable had the employee remained employed with us until age 65. The percentage paid increases for each year of continued service with us between the date on which the employee reaches age 55 and the date on which the employee reaches age 65. The spouse of an employee who dies after becoming eligible for early retirement is entitled to a monthly benefit equivalent to 50% of the amount of the life annuity that would have been payable to a participant at normal retirement age. Mr. Johnson was eligible for retirement under the Pierce Retirement Plan.
Oshkosh Corporation Executive Retirement Plan — Under the Executive Retirement Plan, certain of our officers were entitled to receive upon retirement a monthly benefit at age 62 equal to 2% of their average monthly compensation per year of credited service up to a maximum of 20 years, reduced by the amount of any pension payable by us under a qualified retirement plan, the annuity value of the executive’s 401(k) plan match, and 50% of the executive’s social security benefit. Early retirement factors apply for retirements between age 55 and 62. Average monthly compensation is based on the average of the executive’s compensation (base salary plus bonus) for the highest five years of pay (not necessarily consecutive) in the last ten years of credited service. The spouse of an executive who dies after becoming eligible for early retirement is entitled to receive 50% of the Executive Retirement Plan benefit that would have been payable to the executive at normal retirement age. Benefits under the Executive Retirement Plan were frozen effective December 31, 2012. Only Mr. Johnson was eligible for retirement under the Executive Retirement Plan. The other NEOs do not participate in this plan.
2024 Non-Qualified Deferred Compensation
Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Year End ($)(3)
John C. Pfeifer	—	229,251	49,650	—	626,695
Matthew A. Field	—	—	—	—	—
Michael E. Pack	—	73,668	9,298	—	166,358
Mahesh Narang	—	26,786	(756)	—	26,030
Ignacio A. Cortina	—	63,386	41,596	—	422,933
Jayanthi Iyengar	—	57,044	1,502	—	91,297
James W. Johnson	—	174,384	311,520	—	2,279,575

(1)
The amounts shown in this column represent benefits earned under the Defined Contribution Executive Retirement Plan, which amounts also appear in the “All Other Compensation” column in the 2024 Summary Compensation Table.

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COMPENSATION TABLES
(2)
The amounts shown in this column represent earnings in 2024 that are neither above market nor preferential. Accordingly, the amounts are not included in the 2024 Summary Compensation Table.

(3)
The amount shown in this column in excess of the sum of the amounts from the preceding columns includes $313,272 for Mr. Pfeifer, $79,027 for Mr. Pack, $131,159 for Mr. Cortina, $30,250 for Ms. Iyengar and $618,980 for Mr. Johnson that was previously reported in the Summary Compensation Table for years prior to 2024. Mr. Field was not an employee of the Company prior to 2024.

Oshkosh Corporation Deferred Compensation Plan for Directors and Executive Officers — Under the Deferred Compensation Plan, each participating NEO may defer up to 65% of base salary for the plan year, up to 85% of annual incentive compensation payable in the plan year for services and performance during the preceding plan year, and up to 100% of any share-based long-term incentives. An executive participating in the Deferred Compensation Plan may elect to have cash deferrals credited to a fixed-income investment account or a stock account. Deferrals credited to a fixed-income investment account earn interest at the prime rate as published in The Wall Street Journal on the last business day of the immediately preceding plan year quarter, plus 1%. Deferrals credited to a stock account are treated as though invested in our common stock. Any dividends earned on our common stock are reinvested in each executive’s stock account.
Payments from the Deferred Compensation Plan may be made in a lump sum or in annual installments for up to 10 years, at the election of the executive. Payments generally commence six months after the executive’s separation from service with us. However, in the event of a change in control, as defined in the Deferred Compensation Plan, we will pay out the accounts of all executives in a single lump sum cash payment.
Oshkosh Corporation Defined Contribution Executive Retirement Plan — Under our non-qualified Defined Contribution Executive Retirement Plan, the NEOs are entitled to receive, upon separation from service, cash distributions of either a single lump sum payment or annual installments over a period of two to 10 years, as elected by the participant, equal to the vested balance of the participant’s account. A participant’s account balance is equal to the sum of annual benefit credits made to the account, adjusted for returns based on the hypothetical investment experience of the selected investment option.
For any participant that was in our Executive Retirement Plan on December 31, 2012, the annual benefit credits are equal to a percentage of the participant’s annual base salary and bonus. Only Mr. Johnson was a participant in our Executive Retirement Plan on December 31, 2012. For participants over age 50, the benefit is 15% of compensation. For individuals who became participants in our Executive Retirement Plan after December 31, 2012, the annual benefit credit is equal to the excess of the employer non-elective contribution under our tax-qualified Oshkosh Corporation and Affiliates Tax Deferred Investment Plan that would have been made for the applicable year but for the effect of the limitations imposed by Section 401(a)(17) or Section 415 of the Internal Revenue Code, over the amount of the contribution actually made. All participants are immediately 100% vested.
Each participant’s accumulated benefits change based on the hypothetical investment experience of the selected investment option. Available hypothetical investment options generally are the same as the investment options available under our tax-qualified defined contribution retirement plan.

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COMPENSATION TABLES
Potential Payments on Termination or Change In Control
The following tables disclose potential payments and benefits to which our NEOs would be entitled upon a termination of employment or a change in control of our company. We list the estimated amount of compensation payable to each of our NEOs in each situation in the tables below as if the termination or change in control occurred on December 31, 2024, and assuming that our common stock had a value per share of  $95.07, which was the closing market price on December 31, 2024, and with the exception for Mr. Johnson, who received benefits under involuntary termination without cause or for good reason and therefore no additional scenarios were possible. The actual amount of payments and benefits can be determined only at the time of such a termination or change in control, and likely would vary from the estimated amounts in the tables below. Descriptions of the circumstances that would trigger payments or benefits to our NEOs, how such payments and benefits are determined under the circumstances, material conditions and obligations applicable to the receipt of payments or benefits, and other material factors regarding such agreements and plans, as well as other material assumptions that we have made in calculating the estimated compensation, follow these tables. Refer to the Pension Benefits table above for the present value of amounts that our NEOs would receive upon retirement absent a change in control of our Company.
JOHN C. PFEIFER	Death ($)	Disability ($)	Retirement ($)	Involuntary Termination Without Cause or for Good Reason ($)	Change in Control ($)	Change in Control and Termination Without Cause or for Good Reason ($)
Cash Termination Payment				5,972,878		12,541,653
Continued Life, Hospitalization, Medical and Dental Insurance Coverage				43,061		79,777
Outplacement Services						181,500
Legal and Accounting Advisory Services						5,000
Unvested Performance Shares	3,521,221	3,521,221	3,521,221	3,521,221	4,695,294	4,695,294
Unvested Restricted Stock and Restricted Stock Options	6,752,252	6,752,252	6,246,780	6,246,780	6,752,252	6,752,252
Pro rata Annual Cash Incentive				2,545,317	1,793,361	1,793,361
Excise Tax Gross Up Payment
Total Pre-tax Benefit	10,273,473	10,273,473	9,768,001	18,329,257	13,240,907	26,048,837
MATTHEW A. FIELD	Death ($)	Disability ($)	Retirement ($)	Involuntary Termination Without Cause or for Good Reason ($)	Change in Control ($)	Change in Control and Termination Without Cause or for Good Reason ($)
Cash Termination Payment				1,330,000		3,167,750
Continued Life, Hospitalization, Medical and Dental Insurance Coverage						2,696
Outplacement Services						105,000
Legal and Accounting Advisory Services						5,000
Unvested Performance Shares
Unvested Restricted Stock and Restricted Stock Options	4,317,034	4,317,034			4,317,034	4,317,034
Pro rata Annual Cash Incentive				39,089	27,541	27,541
Excise Tax Gross Up Payment
Total Pre-tax Benefit	4,317,034	4,317,034		1,369,089	4,344,575	7,625,021

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COMPENSATION TABLES
MICHAEL E. PACK	Death ($)	Disability ($)	Retirement ($)	Involuntary Termination Without Cause or for Good Reason ($)	Change in Control ($)	Change in Control and Termination Without Cause or for Good Reason ($)
Cash Termination Payment				1,320,215		3,167,750
Continued Life, Hospitalization, Medical and Dental Insurance Coverage				19,605		52,029
Outplacement Services						105,000
Legal and Accounting Advisory Services						5,000
Unvested Performance Shares	805,843	805,843			1,068,648	1,068,648
Unvested Restricted Stock and Restricted Stock Options	1,936,671	1,936,671			1,936,671	1,936,671
Pro rata Annual Cash Incentive				888,987	620,215	620,215
Excise Tax Gross Up Payment
Total Pre-tax Benefit	2,742,514	2,742,514		2,228,807	3,625,534	6,955,313
MAHESH NARANG	Death ($)	Disability ($)	Retirement ($)	Involuntary Termination Without Cause or for Good Reason ($)	Change in Control ($)	Change in Control and Termination Without Cause or for Good Reason ($)
Cash Termination Payment				1,305,000		3,381,180
Continued Life, Hospitalization, Medical and Dental Insurance Coverage				19,795		51,848
Outplacement Services						108,750
Legal and Accounting Advisory Services						5,000
Unvested Performance Shares	265,039	265,039			394,357	394,357
Unvested Restricted Stock and Restricted Stock Options	2,904,008	2,904,008			2,904,008	2,904,008
Pro rata Annual Cash Incentive				796,050	580,000	580,000
Excise Tax Gross Up Payment
Total Pre-tax Benefit	3,169,047	3,169,047		2,120,845	3,878,365	7,425,143

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COMPENSATION TABLES
IGNACIO A. CORTINA	Death ($)	Disability ($)	Retirement ($)	Involuntary Termination Without Cause or for Good Reason ($)	Change in Control ($)	Change in Control and Termination Without Cause or for Good Reason ($)
Cash Termination Payment				1,116,383		2,909,420
Continued Life, Hospitalization, Medical and Dental Insurance Coverage				19,605		51,814
Outplacement Services						96,576
Legal and Accounting Advisory Services						5,000
Unvested Performance Shares	771,905	771,905			1,018,159	1,018,159
Unvested Restricted Stock and Restricted Stock Options	1,426,240	1,426,240			1,426,240	1,426,240
Pro rata Annual Cash Incentive				670,677	472,540	472,540
Excise Tax Gross Up Payment
Total Pre-tax Benefit	2,198,145	2,198,145		1,806,665	2,916,939	5,979,749
JAYANTHI IYENGAR	Death ($)	Disability ($)	Retirement ($)	Involuntary Termination Without Cause or for Good Reason ($)	Change in Control ($)	Change in Control and Termination Without Cause or for Good Reason ($)
Cash Termination Payment				1,016,007		2,603,092
Continued Life, Hospitalization, Medical and Dental Insurance Coverage				14,730		42,931
Outplacement Services						90,000
Legal and Accounting Advisory Services						5,000
Unvested Performance Shares	457,862	457,862			607,348	607,348
Unvested Restricted Stock and Restricted Stock Options	1,876,492	1,876,492			1,876,492	1,876,492
Pro rata Annual Cash Incentive				590,438	416,007	416,007
Excise Tax Gross Up Payment
Total Pre-tax Benefit	2,334,354	2,334,354		1,621,175	2,899,847	5,640,870

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COMPENSATION AGREEMENTS
Severance Agreement
We have a severance agreement with Mr. Pfeifer. If we terminate Mr. Pfeifer’s employment without cause or Mr. Pfeifer terminates his employment for good reason, then, provided he executes a release of claims, Mr. Pfeifer will be entitled to receive severance compensation approximating two years’ salary and bonus, together with welfare benefits.
Executive Severance Policy
We have an executive severance policy that applies to our NEOs except for Mr. Pfeifer. If we terminate an NEO’s employment without cause or an NEO terminates their employment for good reason, then, provided they execute a release of claims, the NEO will be entitled to receive severance compensation approximating one year’s salary and target bonus, together with a prorated bonus of the year in which termination occurs, payable based on actual performance and at the same time the annual incentive plan payment would have been made, and one year of welfare benefits.
Change-in-Control Agreements
We currently have in effect Key Executive Employment and Severance Agreements, or KEESAs, with our executive officers, including each of our NEOs who was employed on December 31, 2024. Under the KEESAs, after a change in control of our Company, if the executive’s employment is terminated, other than by reason of death, disability or for cause, the executive is entitled to a cash termination payment and other benefits. The executive also is entitled to a cash termination payment and other benefits if, after the change in control, the executive terminates their employment for good reason. The termination payment will be equal to the sum of the executive’s annual salary in effect at the change in control (or any subsequent higher salary) plus the highest annual bonus award paid during the three years before the change in control, multiplied by the number of years remaining in the employment period (up to three but at least one for Mr. Pfeifer, and up to two, but at least one, for Messrs. Field, Pack, Narang and Cortina and Ms. Iyengar). The amounts in the tables assume the maximum three years for Mr. Pfeifer, or two years for Messrs. Field, Pack, Narang and Cortina and Ms. Iyengar, remaining in the employment period.
In addition, the KEESAs provide for outplacement services and continuation of life and disability insurance for up to three years, for Mr. Pfeifer or two years, for Messrs. Field, Pack, Narang and Cortina and Ms. Iyengar, as well as hospitalization, medical and dental coverage and other welfare benefits as in effect at the termination. To the extent that payments would be considered “excess parachute payments,” the payments will be reduced to a point at which they are no longer considered excess parachute payments, or the executive will receive the full payment and be personally liable for the excise tax, whichever produces the larger after-tax benefit. In 2008, we revised the terms of the KEESAs to ensure that payments under the agreement are not “income includible under Section 409A” for purposes of the Internal Revenue Code. However, if payments under the agreement are nonetheless “income includible under Section 409A,” then we can be obligated to pay the executive the 20% additional income tax that Internal Revenue Code Section 409A imposes and interest and any additional taxes on this payment.
In consideration of the KEESA benefits, each executive officer party to a KEESA agrees not to compete with us for a period of 18 months after leaving their position and to keep in confidence any proprietary or confidential information for the same period. Our Board of Directors can waive both conditions.
Under the KEESAs, there is a “change in control” if:
•
any person is or becomes the beneficial owner of securities representing 25% or more of our outstanding common stock;

•
there is a change in the composition of our Board of Directors that at least two-thirds of the existing directors have not approved;

•
a merger, consolidation or share exchange with any other corporation (or the issuance of voting securities in connection with a merger, consolidation or share exchange) is consummated, after which our shareholders control less than 50% of combined voting power; or

•
our shareholders approve a plan of complete liquidation or dissolution or a sale or disposition by us of all or substantially all our assets is consummated.

This definition of change in control also applies to our stock plans.
Under the KEESAs, the term “cause” generally means:
•
committing any act of fraud, embezzlement or theft in connection with the executive’s duties;

•
continuing, willful and unreasonable refusal by an executive to perform duties or responsibilities;

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COMPENSATION AGREEMENTS
•
willfully engaging in illegal conduct or gross misconduct that causes us demonstrable and serious financial injury;

•
willfully disclosing our trade secrets or confidential information; or

•
engaging in competition with us that our Board of Directors determines to be materially harmful to us. Under the KEESAs, the term “good reason” generally means:

•
a breach of the agreement by us;

•
any reduction in the executive’s base salary, percentage of base salary available as incentive compensation or bonus opportunity, or benefits;

•
a material adverse change in the executive’s working conditions or status with us from such working conditions or status in effect during the 180-day period prior to the change in control, including a significant change in the nature or scope of their authority, powers, functions, duties or responsibilities or a significant reduction in the level of support services, staff, secretarial and other assistance, office space and accoutrements, but in each case excluding for this purpose an isolated, insubstantial and inadvertent event not occurring in bad faith that we remedy promptly after receipt of notice thereof;

•
relocation of the executive’s principal place of employment to a location more than 50 miles from the executive’s principal place of employment during the 180-day period prior to the change in control;

•
a mandate that the executive travel on business to a materially greater extent than was required during the 180-day period prior to the change in control;

•
our failure to cause a successor to assume the executive’s agreement; or

•
termination of the executive’s employment after a change in control without proper notice.

Performance Share Awards
We granted performance share awards to our NEOs under our stock plans. Under this plan and the related award terms, if an executive’s employment terminates due to death, disability or retirement after the tenth trading day of the TSR award’s performance period, or after the first quarter of the ROIC or sustainability award’s performance period, then the executive will receive a prorated number of the shares of our common stock based on the number of days elapsed since the beginning of the performance period as of the date of termination, multiplied by the payout that the executive would have received had the performance period ended on the date of termination. The amounts relating to relative TSR performance share awards that we granted in 2023 and 2024 reflect a payment amount equal to 86% and 51%, respectively, of the target performance share awards based on our relative TSR during the performance period. The amounts relating to relative ROIC performance share awards that we granted in 2023 and 2024 reflect a payment amount equal to 175% and 153%, respectively, based on our relative ROIC during the performance period. The amounts relating to Female-based, BIPOC-based and GHG-based performance share awards that we granted in 2023 reflect payment amounts equal to 0%, 60% and 200%, respectively, based on our performance to date. The amounts relating to Female-based, BIPOC-based and GHG-based performance share awards that we granted in 2024 reflect payment amounts equal to 0%, 200% and 200%, respectively, based on our performance to date.
Under our stock plans, awards are subject to a form of  “double trigger” vesting, which requires a termination of employment in addition to a change in control rather than “single trigger” vesting on a change in control. For relative TSR performance share awards, in the event of a change in control and termination of employment, the executive will receive a proportionate number of shares of our common stock that the executive would have received had the performance period ended on the date of the change in control. The amounts relating to relative TSR performance share awards that we granted in 2023 and 2024 reflect a payment amount equal to 86% and 51%, respectively, of the target performance share awards based on our relative TSR during the performance period. For relative ROIC as well as sustainability performance share awards, in the event of a change in control and termination of employment, the executive will receive a prorated number of shares of our common stock based on the number of days elapsed since the beginning of the performance period as of the date of the change in control, multiplied by the greater of  (1) the payout that the executive would have received had the performance period ended on the date of the change in control or (2) 100%. The amounts relating to relative ROIC performance share awards that we granted in fiscal 2023 and 2024 reflect a payment amount equal to 175% and 153%, respectively. The amounts relating to Female-based, BIPOC-based and GHG-based performance share awards that we granted in 2023 and 2024 reflect payment amounts equal to 100%, 100% and 200% and 100%, 200% and 200%, respectively.
If we cease to employ an executive for any reason other than death, disability or retirement, then the executive will forfeit any rights with respect to an award of performance shares.
Restricted Stock Units
We have granted restricted stock unit awards to our NEOs under our stock plans. Under this plan and the related award agreements, if an executive’s employment terminates due to death or disability, then any restricted stock units that are not

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COMPENSATION AGREEMENTS
vested will become fully vested at the time of such termination. The restricted stock units also fully vest if an executive’s employment is terminated because of a qualified retirement, except that, if the qualified retirement occurs prior to the first anniversary of the grant date of the restricted stock unit award, then only a pro-rata portion of the restricted stock units will vest. Under the stock plans, we define qualified retirement as a retirement at a time when the executive is at least 55 years of age and has completed five years of service.
If we cease to employ an executive for any reason other than death, disability or a qualified retirement, then any restricted stock units held by the executive that are not vested on the date of such termination will be immediately forfeited. Under our stock plans, awards are subject to a form of  “double trigger” vesting, which requires a termination of employment in addition to a change in control.
Stock Option Agreements
We have granted stock option awards to our NEOs under our stock plans. As of December 31, 2024, all stock options awarded to NEOs were fully vested. Under these plans and the related award terms, if an executive’s employment terminates due to death or disability, then the vested option award will remain exercisable by the executive or their beneficiary for a period of one year after the date of such death or disability, but in no event later than the original expiration date of the award. If the executive’s employment terminates due to retirement, then the option award will remain exercisable by the executive for a period of three years after the date of such retirement but in no event later than the original expiration date of the award.
Annual Cash Incentive Awards
Upon a change in control of our Company, for any annual cash incentive award that a named executive officer has not then earned, the executive is entitled to receive a proportionate amount of their annual cash incentive target award opportunity, based on the number of whole months that have elapsed in the year prior to the change in control. For each NEO, the amounts we disclose as “Pro Rata Annual Cash Incentive” in the tables above assume that the change in control occurred at the end of the year but before the Human Resources Committee approved annual incentive payouts (meaning the NEOs did not yet earn their annual cash incentive awards), but the amounts reflect the full target award opportunity rather than only a proportionate amount. The Summary Compensation Table reflects the actual amount of the annual cash incentive award that each NEO earned for 2024. NEOs would not be entitled to receive both the amount in the tables above and the amount in the Summary Compensation Table.
Under Mr. Pfeifer’s severance agreement and the Executive Severance Policy, if a named executive officer will not receive an annual cash bonus with respect to the year in which their termination occurs solely as a result of the executive’s involuntary termination without cause or for good reason, the executive will be paid a pro rata bonus payment for the year in which the termination occurs. The amount of such pro rata annual cash incentive award will be the amount the executive would have received (based on actual achievement of performance, but determined without regard to any discretionary negative adjustments) had they remained employed the entire year, multiplied by a faction representing the proportion of the year the executive was employed, payable at the same time that the annual cash incentive award would have been paid had the executive remained in employment.
Defined Contribution Executive Retirement Plan
Under the Oshkosh Corporation Defined Contribution Executive Retirement Plan, following a change in control of our Company, any participant who is terminated will be entitled to receive an immediate single-sum distribution of their account balance within 60 days.
Deferred Compensation Plans
Termination of an executive officer or a change in control of our Company would not affect the amounts payable to our NEOs under the Oshkosh Corporation Deferred Compensation Plan for Directors and Executive Officers. Under the Oshkosh Corporation Deferred Compensation Plan for Directors and Executive Officers, within ten days of a change in control of the Company, each participant shall be distributed a lump sum payment in cash of all nonforfeitable amounts accumulated in their account.

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Additional Disclosures
CEO Pay Ratio
As required by Item 402(u) of SEC Regulation S-K, we are providing the following information about the ratio of the annual total compensation of our median employee to the annual total compensation of Mr. Pfeifer, our President and Chief Executive Officer (CEO).
We calculated annual total compensation as defined for purposes of the Summary Compensation Table for both the median employee and our CEO using 2024 compensation. We determined our median employee as of December 31, 2024 using base pay only.
In calculating the median employee’s annual total compensation, the following compensation elements were included: base pay, overtime, and change in pension value approximated by the Company’s contribution to a multi-employer plan. Our median employee received none of the other types of compensation required to be included in the Summary Compensation Table: non-equity incentive compensation, stock awards, option awards, nonqualified deferred compensation earnings, and other compensation. Based on this calculation, we estimate the ratio of our CEO’s annual total compensation to the annual total compensation of our median employee for 2024 was 209:1.
This ratio has been calculated in a manner consistent with the requirements of Item 402(u) of Regulation S-K. The table below summarizes the pay ratio:
Consistently Applied Compensation Measure	Base salary only
Excluded Employees	CEO, 360 employees of AUSA who joined the Company during 2024 via acquisition
Median Employee Location	United States
2024 Annual Total Compensation — CEO	$12,546,541
2024 Annual Total Compensation — Median Employee	$59,945
Pay Ratio:	209:1
The SEC’s rules on identifying the median employee and determining the pay ratio permit companies to employ a wide range of methodologies, estimates and assumptions. As a result, the pay ratio reported by other companies, which may have used other permitted methodologies or assumptions, and which may have a significantly different workforce structure from ours, may not be comparable to our CEO pay ratio.

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ADDITIONAL DISCLOSURES
Pay Versus Performance
As required by Item 402(v) of SEC Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and the financial performance of the Company. The calculation of the executive compensation actually paid includes adjustments from the Summary Compensation Table amounts related to equity awards and pensions.
							Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for Current PEO ($)(1)	Compensation Actually Paid to Current PEO ($)(1)(2)(3)	Summary Compensation Table Total for Former PEO ($)(1)	Compensation Actually Paid to Former PEO ($)(1)(2)(3)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(1)(4)	Average Compensation Actually Paid to Non-PEO NEOs ($)(1)(2)(3)(4)	Total Shareholder Return	S&P Midcap 400 Index Total Shareholder Return	Net Income ($ in Millions)	Adjusted Operating Income ($ in Millions) (5)
2024	12,546,541	9,811,106	N/A	N/A	3,609,382	2,902,332	136.2	175.1	681.4	1,128.9
2023	10,436,160	14,748,480	N/A	N/A	3,501,988	4,419,217	152.8	153.7	598.0	866.0
2022	6,360,245	1,836,895	N/A	N/A	2,858,588	1,523,391	122.0	132.0	173.9	326.3
Transition Period	1,526,390	2,203,496	N/A	N/A	575,679	746,484	153.5	151.8	24.2	18.0
2021	6,013,750	9,239,663	7,072,442	9,232,599	2,370,075	3,618,792	139.0	140.6	508.9	559.9
2020	N/A	N/A	8,106,122	7,740,048	1,976,577	1,241,564	98.5	97.8	321.5	496.5

(1)
Mr. Pfeifer served in the role of Chief Operating Officer during fiscal 2020 and is included in average compensation for Non-Principal Executive Officer (PEO) NEOs for that year. Mr. Jones and Mr. Pfeifer each served as our CEO for a portion of fiscal 2021, and the table above reflects compensation actually paid for the full fiscal year in which either served as CEO. Mr. Pfeifer is excluded from the average compensation for Non-PEO NEOs for fiscal 2021.

(2)
To calculate compensation actually paid from amounts in the Summary Compensation Table, we made the following adjustments in 2024.

Executive	Deduct: Grant Date Fair Value of Equity Awards ($)	Deduct: Change in Pension Value ($)	Add: Change in Fair Value of Equity Awards ($)	Net Change from Summary Compensation Table to Compensation Actually Paid ($)
Current PEO	(8,500,278)	N/A	5,764,843	(2,735,435)
Average Non-PEO NEO	(2,150,161)	—	1,443,111	(707,050)

(3)
To determine the change in fair value of equity awards in compensation actually paid, we calculated the change in the fair value of each award type from the beginning of the fiscal year to the end of the fiscal year, or the vesting date if within the fiscal year. Awards granted during a given fiscal year are valued in the actual compensation paid at their fair value at the end of the fiscal year. Dividends paid/accrued are not included in actual compensation paid as they are reflected in the fair value of the awards. We computed fair value of these awards in accordance with FASB ASC Topic 718. We base the fair value of ROIC and sustainability performance share awards on the target number of unvested units outstanding, the share price and the probable outcome of each performance condition which varies from 50% to 200%. We base the fair value of RSU awards on the number of unvested units outstanding at the share price. We base the fair value of TSR on the target number of unvested units outstanding and the valuation of each award based on a Monte Carlo simulation, using the following range of assumptions:

OSHKOSH CORPORATION | 2025 PROXY STATEMENT	63

ADDITIONAL DISCLOSURES
Valuation Date	12/31/23		12/31/24
Grant Date	02/21/22	02/20/23	02/20/23	02/19/24
Assumptions:
Expected volatility – Oshkosh	30.70%	31.73%	29.41%	30.03%
Expected volatility – Peer Group	31.56%	35.73%	31.03%	30.90%
Average correlation	0.5519	0.6040	0.5025	0.5242
Risk-free interest rate	4.73%	4.19%	4.12%	4.21%

(4)
The following NEOs were included in fiscal 2020: Mr. John Bryant, Mr. Frank Nerenhausen, Mr. Pack, Mr. Pfeifer, Mr. David Sagehorn, and Mr. Robert Sims. The following NEOs were included in fiscal 2021: Mr. Cortina, Mr. Johnson, Mr. Frank Nerenhausen, and Mr. Pack. The following NEOs were included in the Transition Period: Mr. Cortina, Mr. Frank Nerenhausen and Mr. Pack. The following NEOs were included in 2022: Mr. Cortina, Ms. Iyengar, Mr. Frank Nerenhausen, and Mr. Pack. The following NEOs were included in 2023: Mr. Cortina, Mr. Johnson, Mr. Frank Nerenhausen, Mr. Narang and Mr. Pack. The following NEOs were included in 2024: Mr. Field, Mr. Pack, Mr. Narang, Mr. Cortina, Ms. Iyengar and Mr. Johnson.

(5)
Adjusted Operating Income is the measure that has the largest impact on our annual cash incentive plan. Adjusted operating income for 2024 excludes intangible asset amortization ($64.9 million), intangible asset impairments ($51.6 million), amortization of inventory step-up related to acquisitions ($4.2 million). operating income associated with the AUSA acquisition excluding intangible asset amortization and the amortization of inventory step-up ($3.6 million) and costs related to the acquisition of AUSA ($1.1 million). Adjusted operating income for 2023 excludes restructuring-related charges ($4.4 million), costs related to the acquisition of AeroTech ($12.9 million), the loss on the divestiture of the rear mixture business ($13.3 million), the gain on the divestiture of the snow removal apparatus business ($8.0 million) and losses associated with AeroTech ($5.7 million). Adjusted operating income for 2022 excludes losses on the liquidation of foreign entities ($4.6 million), impairment charges ($7.7 million), earnings of Maxi-Metal ($0.5 million) and adds back a charge to account for inventories on a Last-In, First-Out (LIFO) basis ($57.9 million). Adjusted operating income for the Transition Period adds back a charge to account for inventories on a LIFO basis ($23.6 million). Adjusted operating income for fiscal 2021 excludes restructuring-related charges ($11.3 million), losses associated with Pratt Miller ($3.9 million) and adds back a charge to account for inventories on a LIFO basis ($47.4 million). Adjusted operating income for fiscal 2020 excludes restructuring-related charges ($22.4 million), a gain on the sale of a business ($3.1 million), insurance proceeds ($12.3 million) and a benefit to account for inventories on a LIFO basis ($3.9 million).

The following tables list the most important financial measures used by the Company to link executive compensation actually paid to NEOs during 2024. Company total shareholder return has significant influence on compensation actually paid, but it is not included in the list below because it is reflected in the table above.
Named Executive Officers	Most Important Financial Measure
Mr. Pfeifer, Mr. Field, Mr. Pack, Mr. Cortina and Ms. Iyengar	Consolidated Operating Income Consolidated Free Cash Flow Conversion Relative Total Shareholder Return Relative Return on Invested Capital
Mr. Narang and Mr. Johnson	Consolidated Operating Income Segment Operating Income Segment Free Cash Flow Conversion Relative Total Shareholder Return Relative Return on Invested Capital
Our executive compensation program provides compensation opportunities that are heavily weighted towards Company stock and performance-based incentive plans, as disclosed in the Compensation Discussion and Analysis. Approximately 90% of the CEO’s annual compensation and 77% of the NEOs’ annual compensation is variable and performance based. The following charts show how compensation actually paid aligns with Company target performance measured in terms of total shareholder return, net income and consolidated operating income. The Company selected the Standard & Poor’s Midcap 400 Index as the peer group for TSR for all periods covered and includes peer TSR in the first chart below to show the relationship between Company performance and peer performance. All figures in the following graphs are from the table above, and to facilitate clear disclosure on year-over-year changes, we have excluded the Transition Period.

OSHKOSH CORPORATION | 2025 PROXY STATEMENT	64

ADDITIONAL DISCLOSURES

Pay Versus Performance: Cumulative TSR and Peer Group TSR
$16.0
$14.0
$12.0
$10.0
$8.0
$6.0
$4.0
$2.0
$0.0
Compensation Actually Paid ($million)
200.0
180.0
160.0
140.0
120.0
100.0
80.0
60.0
40.0
20.0
0.0
TSR vs $100 initial investment
FY20
FY21
FY22
FY23
FY24
CEO(F) - Jones
CEO - Pfeifer
Average NEO
Company TSR
S&P Midcap 400 TSR

Pay Versus Performance: Net Income and Consolidated Operating Income
$16.0
$14.0
$12.0
$10.0
$8.0
$6.0
$4.0
$2.0
$0.0
Compensation Actually Paid ($million)
$1,200
$1,100
$1,000
$900
$800
$700
$600
$500
$400
$300
$200
$100
$0
Income ($million)
FY20
FY21
FY22
FY23
FY24
CEO(F) - Jones
CEO - Pfeifer
Average NEO
Net Income
Operating Income

OSHKOSH CORPORATION | 2025 PROXY STATEMENT	65

Proposal 3
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
As noted in the preceding discussion, executive compensation is an important matter both to us and to our shareholders. As a reflection of this importance and pursuant to SEC rules, we offer our shareholders the opportunity to approve, on a non-binding, advisory basis, the compensation of our NEOs. Accordingly, we are seeking input from shareholders with this advisory vote on the compensation of our NEOs as disclosed in the Compensation Discussion and Analysis section and the accompanying compensation tables contained in this Proxy Statement in accordance with the SEC’s executive compensation disclosure rules.
The Human Resources Committee has overseen the development and implementation of our executive compensation program. We have designed our compensation program to directly link a significant portion of the compensation of our NEOs to defined performance standards that promote balance between the drive for near-term growth and long-term increase in shareholder value. The Committee also designed our compensation program to attract, retain and motivate key executives who are essential to the implementation of our growth initiatives and critical to the success of our strategy.
The Human Resources Committee bases its executive compensation decisions on our core compensation principles, including the following:
•
motivating our executives to perform with shareholders’ interests in mind;

•
assembling and maintaining a senior leadership team with the skills necessary to successfully execute our strategy, maintain our competitiveness, and continue increasing the long-term market value of our Company; and

•
balancing awards earned for short-term results with awards earned for strategic decisions that we expect will sustain our long-term performance and deliver the results aligned with our strategy.

We believe our existing compensation program has been effective in motivating our key executives to achieve favorable performance and results for our Company, aligning compensation with our financial performance results, giving our executives an ownership interest in our Company so their interests are aligned with our shareholders, and enabling us to attract and retain talented executives whose services are in key demand in our industry and market sectors.
The Human Resources Committee took or implemented the following actions in 2024 with full consideration of our core compensation principles:
•
approved base salary increases for our NEOs in line with competitive market trends;

•
set annual cash incentive award targets based on each executive’s scope, skills, capabilities and experience and in reference to peer benchmarks;

•
structured our annual cash incentive awards with adjusted operating income targets that reflected the acquisition of AeroTech as well as expected improvement in supply chain performance;

•
approved long-term equity awards for our NEOs in line with competitive market trends which provide retention and recognize performance of our NEOs and other officers to support returns for our shareholders; and

•
continued to limit the number and value of other benefits.

Compensation actions like these demonstrate our philosophy of aligning executive compensation with our financial performance and the marketplace and increasing long-term shareholder value. We will continue to design and implement our executive compensation program and policies in line with this philosophy to promote favorable performance results and generate greater value for our shareholders. Our strategic objectives will continue to influence these decisions, focusing on “Innovate. Serve. Advance.” We urge shareholders to read the Compensation Discussion and Analysis section and the accompanying compensation tables in this Proxy Statement, which provide detailed information on the compensation of our NEOs. The Human Resources

OSHKOSH CORPORATION | 2025 PROXY STATEMENT	66

PROPOSAL 3   |   ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Committee and our Board believe that our executive compensation program is effective in achieving our goals and that the compensation of our NEOs has supported and contributed to our success.
The Board hopes shareholders will support the compensation of our NEOs as disclosed in the Compensation Discussion and Analysis section and the accompanying compensation tables contained in this Proxy Statement. Accordingly, the Board recommends that shareholders vote in favor of the following resolution:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the NEOs as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis section and compensation tables and narrative discussion contained in this Proxy Statement.”

This advisory vote on the compensation of our NEOs is not binding on us, the Board, or the Human Resources Committee. However, the Board and the Human Resources Committee will review and consider the outcome of this advisory vote when making future compensation decisions for our NEOs.
FOR
The Board of Directors recommends a vote FOR the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis section and accompanying compensation tables contained in this Proxy Statement.

OSHKOSH CORPORATION | 2025 PROXY STATEMENT	67

General Information about the Annual Meeting and Voting
Q&A — ANNUAL MEETING AND VOTING PROCEDURES
Q:
Why am I receiving these materials?

A:
This Proxy Statement relates to the solicitation by our Board of Directors of proxies to be voted at our 2025 Annual Meeting of Shareholders, and at any adjournments or postponements of the Annual Meeting. We mailed our Notice of Internet Availability of Proxy Materials and we are making available this Proxy Statement on March 27, 2025, to all Oshkosh shareholders of record as of the close of business on February 27, 2025, the record date for voting at the Annual Meeting.

Q:
Who can attend the Annual Meeting?

A:
The Annual Meeting is for our shareholders of record as of the close of business on February 27, 2025 and invited guests.

Q:
How can I attend the Annual Meeting?

A:
The 2025 Annual Meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively by webcast. The online meeting will begin promptly at 8:00 a.m., Central Time. We encourage you to access the meeting prior to the start time to provide ample time for check-in.

Q:
Who is eligible to vote?

A:
All persons who own our common stock as of the close of business on February 27, 2025, are eligible to vote at the Annual Meeting. There were 64,626,815 shares of common stock outstanding and eligible to vote on that date. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

Q:
What constitutes a quorum for the Annual Meeting?

A:
A quorum consisting of a majority of the votes represented by the outstanding shares of our common stock is needed to carry on the business of the Annual Meeting. This majority may be present in person or by proxy. Abstentions and “broker non-votes” (when a broker does not have authority to vote on the proposal in question) are counted as present in determining whether there is a quorum.

OSHKOSH CORPORATION | 2025 PROXY STATEMENT	68

General Information about the Annual Meeting and Voting   |   Q&A
Q:
How many votes are required to pass each of the proposals?

A:
This table shows the votes required for each proposal:

PROPOSAL	VOTES TO PASS	EXCLUDED FROM “VOTES CAST”
Election of directors	The ten nominees who receive the most votes of all votes cast will be elected	Votes withheld, and broker non-votes
Ratification of the appointment of Deloitte & Touche LLP as our independent auditor for 2025	The votes cast “for” must exceed the votes cast “against”	Abstentions
Advisory vote on executive compensation	The votes cast “for” must exceed the votes cast “against”	Abstentions and broker non-votes

Q:
Who is soliciting my vote?

A:
In this Proxy Statement, our Board is soliciting your vote for matters being submitted for shareholder approval at the Annual Meeting. Giving us your proxy means that you authorize the individuals identified on the proxy card to vote your shares at the Annual Meeting in the manner you direct. If any matters not shown on the proxy card are properly brought before the Annual Meeting, the proxy holders will vote as recommended by our Board or, if no recommendation is given, in their own discretion.

Q:
How does the Board recommend shareholders vote?

A:
The Board unanimously recommends that you vote:

✓
FOR the election of all ten nominees to the Board of Directors;

✓
FOR the ratification of the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as our independent auditor for 2025; and

✓
FOR the proposal to approve, by advisory vote, the compensation of our named executive officers.

Q:
How do I know if I am a shareholder of record and a beneficial owner of shares?

A:
If your common stock is held directly in your name with our transfer agent, Computershare Shareowner Services, you are considered a “shareholder of record” with respect to those shares. If this is the case, the Notice of Internet Availability of Proxy Materials has been provided directly to you.

If your common stock is held in a brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of the shares held for you in what is known as “street name”. If this is the case, you should have received the Notice of Internet Availability of Proxy Materials and a voting instruction form from your broker, bank or other nominee. As a beneficial owner, you cannot submit a proxy card to us directly, but you have the right to tell your bank, broker or other nominee how to vote your shares. The voting instruction form you received will not be accepted for voting purposes at the Annual Meeting.
Q:
Will my shares be voted if I do nothing?

A:
If you are a shareholder of record, you must submit your proxy in any of the ways stated below under “How do I vote” for your shares to be voted. If you return a proxy card by mail, or vote your shares via the internet or telephone, but do not give voting instructions, your shares will be voted in accordance with the recommendations of our Board.

If you are a beneficial owner of shares held in “street name”, your bank, broker or other nominee may not vote your shares at the Annual Meeting on “non-routine matters”, as defined by the New York Stock Exchange, unless you have given voting instructions. Of the three proposals that will be considered at the Annual Meeting, only the ratification of the appointment of Deloitte & Touche LLP as our Company’s independent auditor is considered a routine matter. If you do not give voting instructions to your broker, bank or other nominee, your shares will not be voted in the election of directors, or on the advisory vote regarding executive compensation.

OSHKOSH CORPORATION | 2025 PROXY STATEMENT	69

General Information about the Annual Meeting and Voting   |   Q&A
Q:
How do I vote?

A:
There are four ways to vote:

Internet at www.proxyvote.com	Toll-free from the United States or Canada to +1 800.690.6903	Mailing the signed proxy or voting instructions form	Attending the Virtual Annual Meeting

Q:
What if I receive more than one Notice of Internet Availability of Proxy Materials?

A:
If you received more than one Notice of Internet Availability of Proxy Materials, you may hold shares of Oshkosh common stock in more than one account. To ensure that all your votes are counted, please vote using one of the methods described above for each account in which you hold shares.

Q:
How can I revoke my proxy?

A:
If you are a shareholder of record, you can change your vote or revoke your proxy at any time before the Annual Meeting by doing any of the following: (1) vote again by telephone or online; (2) execute and deliver a valid proxy with a later date; (3) notify our Corporate Secretary in writing (at Corporate Secretary, Oshkosh Corporation, 1917 Four Wheel Drive, Oshkosh, Wisconsin 54902) that you revoke your proxy; or (4) vote in person at the virtual Annual Meeting.

If you are a beneficial owner, you may change your vote by submitting new voting instructions to your bank, broker or other nominee in accordance with that entity’s procedures, or you can obtain a proxy from the entity that holds your shares and vote in person at the virtual Annual Meeting.
If you vote more than once with respect to the same shares, only the last-dated vote will be counted; each previous vote will be disregarded.
Q:
How do I vote if I am an employee participating in the Oshkosh Corporation Employee Stock Purchase Plan?

A:
If you participate in our Employee Stock Purchase Plan, you are a shareholder of record and can vote using any of the methods described above under “How do I vote?”

Q: Who counts the votes?
A:
The independent inspector of election will tabulate the votes cast at the Annual Meeting.

OSHKOSH CORPORATION | 2025 PROXY STATEMENT	70

Additional Information Regarding the Annual Meeting
Additional Matters to Come Before the Annual Meeting
Pursuant to our By-laws, a shareholder who wished to nominate a candidate for election to our Board of Directors or to present business at the Annual Meeting, other than a shareholder proposal pursuant to Rule 14a-8 or a nomination pursuant to our proxy access By-law provisions, was required to submit written notice that our Corporate Secretary received no later than February 11, 2025. Shareholders cannot raise these matters for the first time at the Annual Meeting. We did not receive any advance Board nominations or notice of any other business, and management knows of no matters other than those discussed in this Proxy Statement that are likely to be brought before the Annual Meeting. In the event any other matter properly comes before the Annual Meeting, the individuals named in the forms of proxy will vote the shares represented by each such proxy as directed by the Board or, if there is no such direction, in accordance with their judgment.
Shareholders Intending to Present Business at the 2026 Annual Meeting
SHAREHOLDER PROPOSALS
All shareholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (Rule 14a-8) for presentation at the 2026 Annual Meeting must be addressed to the attention of our Corporate Secretary, at 1917 Four Wheel Drive, Oshkosh, Wisconsin 54902, and received at our offices by November 27, 2025, to be included in next year’s proxy statement.
SHAREHOLDER DIRECTOR NOMINATIONS OR OTHER BUSINESS
Our By-laws include a proxy access provision stating that shareholders who meet the requirements set forth in our By-laws may under certain circumstances include a specified number of director nominees in our proxy materials. Among other things, shareholders desiring to utilize this process for the 2026 Annual Meeting must give written notice to our Corporate Secretary between October 28, 2025 and November 27, 2025.
A shareholder who intends to present business, other than a shareholder proposal pursuant to Rule 14a-8, or to nominate a director at the 2026 Annual Meeting, other than pursuant to our proxy access By-law provisions, must give written notice to our Corporate Secretary between January 16, 2026 and February 10, 2026 and must otherwise comply with applicable By-law provisions. In addition to satisfying the foregoing requirements under our By-laws, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19(b) under the Exchange Act of 1934. We are not required to present any proposal or consider any nomination received outside of that timeframe at the 2026 Annual Meeting (other than a proposal pursuant to Rule 14a-8 or a nomination pursuant to our proxy access By-law provisions).
The Governance Committee will consider individuals recommended by shareholders for nomination to serve on the Board if the nominating shareholder complies with the additional procedures for recommendations described under “Governance of the Company — Governance Committee”.
Delivery of Proxy Materials
The Notice of Annual Meeting of Shareholders, this Proxy Statement and our 2024 Annual Report to Shareholders are available online at www. proxyvote.com.
If you share an address with one or more other beneficial owners of our common stock, you may collectively receive a single copy of our Notice of Internet Availability of Proxy Materials, Annual Report to Shareholders and Proxy Statement. We will promptly deliver additional copies of these documents upon request to Ms. Kristeen Jossart, Oshkosh Corporation, 1917 Four Wheel Drive, Oshkosh, Wisconsin 54902, (920) 502-3059.
Proxy Solicitation Matters
We will bear the cost of soliciting proxies, including printing and mailing this Proxy Statement and the Notice of Internet Availability of Proxy Materials. Proxies may be solicited personally, by email, by mail or by telephone by certain of our directors, officers, regular employees or representatives. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We will reimburse brokerage houses, banks, custodians and other nominees and fiduciaries for out-of-pocket expenses incurred in forwarding our proxy solicitation materials to, and obtaining voting instructions from, beneficial owners of Oshkosh common stock. Additionally, we have retained Innisfree M & A Incorporated, a proxy solicitation firm, to help us solicit proxies for the Annual Meeting. We will pay Innisfree a fee of  $22,500 plus reimbursement of out-of-pocket expenses.

OSHKOSH CORPORATION | 2025 PROXY STATEMENT	71

OSHKOSH CORPORATION ATTN: INVESTOR RELATIONS 1917 FOUR WHEEL DRIVE OSHKOSH, WI 54902 Your Vote Counts!OSHKOSH CORPORATIONNotice of Annual Meeting of Shareholders 2025 Annual MeetingVote by May 5, 202511:59 PM ET V62092-P21596SHAREHOLDERS MEETING NOTICEImportant Notice Regarding the Availability of Proxy Materials for the Oshkosh Corporation Annual Shareholders Meeting to be held on Tuesday, May 6, 2025 at 8:00 a.m. Central Daylight Time.Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on are located on the reverse side. Your vote is important!Meeting InformationMeeting Type: Annual MeetingFor holders as of: February 27, 2025Date: May 6, 2025 Time: 8:00 a.m. Central Daylight Time Location: Meeting live via the Internet. Please visit:www.virtualshareholdermeeting.com/OSK2025.This communication is not a form of voting and only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.Get informed before you voteYou are receiving this communication because you hold shares in the company named above. View the Notice of Annual Meeting of Shareholders, the Proxy Statement and our 2024 Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting them prior to April 22, 2025. If you would like to request a copy of the material(s) for this and/or future shareholders meetings, you may (1) visit www.proxyvote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. Smartphone usersPoint your camera here and vote without entering a control number Virtually at: Vote Virtually at the Meeting*May 6, 20258:00 a.m. Central Daylight Time www.virtualshareholdermeeting.com/OSK2025The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet please visit www.virtualshareholdermeeting.com/OSK2025 and be sure to have the control number that is printed in the box above.*Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.comSHAREHOLDERS MEETING NOTICE THIS IS NOT A VOTABLE BALLOTThis is an overview of the proposals being presented at the upcoming shareholders meeting. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to youon the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).We encourage you to access and review all of the important information contained in the proxy materials before voting.During the Annual Meeting, a list of our shareholders maintained under Wisconsin law will be available for viewing by shareholders at www.virtualshareholdermeeting.com/OSK2025. Voting Items Board Recommends 1.Election of Directors. ForNominees:01)Keith J. Allman06) Kimberley Metcalf-Kupres02)William J. Burns07) Duncan J. Palmer03)Annette K. Clayton08) David G. Perkins04)Douglas L. Davis09) John C. Pfeifer05)Tyrone M. Jordan10) Sandra E. Rowland2.Ratification of the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as the Company’s independent auditor for 2025. For3.Approval, by advisory vote, of the compensation of the Company’s named executive officers. For4.To consider and act on such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”.

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

DETACH AND RETURN THIS PORTION ONLY

OSHKOSH CORPORATION

The Board of Directors recommends that you vote FOR each of the following director nominees:

	For All	Withhold All	For All Except
1. Election of Directors.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Keith J. Allman
02) William J. Burns
03) Annette K. Clayton
04) Douglas L. Davis
05) Tyrone M. Jordan
06) Kimberley Metcalf-Kupres
07) Duncan J. Palmer
08) David G. Perkins
09) John C. Pfeifer
10) Sandra E. Rowland

The Board of Directors recommends that you vote FOR Proposals 2 and 3.

Other Business.

Authorized Signatures – Sign Here – This section must be completed for your instructions to be executed. Please sign within the box(es).

I hereby acknowledge receipt of the Notice of said Annual Meeting and the accompanying Proxy Statement and Annual Report.

Note: Please sign name exactly as it appears hereon. When signing as attorney, executor, trustee or guardian, please add title. For joint accounts, each owner should sign.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

SCAN TOVIEW MATERIALS & VOTE OSHKOSH CORPORATION ATTN: INVESTOR RELATIONS 1917 FOUR WHEEL DRIVE OSHKOSH, WI 54902 VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 5, 2025 for shares held directly and by 11:59 P.M. Eastern Time on May 1, 2025 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/OSK2025You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by Oshkosh Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 5, 2025 for shares held directly and by 11:59 P.M. Eastern Time on May 1, 2025 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V62077-P21596 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 6, 2025:The Notice of Annual Meeting of Shareholders, the Proxy Statement and our 2024 Annual Report are available online at www.proxyvote.comV62078-P21596PROXY OSHKOSH CORPORATIONRevocable Proxy for the 2025 Annual Meeting of Shareholders THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSI hereby appoint Stephen D. Newlin and Ignacio A. Cortina, and each of them, with full power to act without the other, and each with full power of substitution (the "Proxies"), as my proxy to vote all shares of Oshkosh Corporation Common Stock that I am entitled to vote at the Annual Meeting of Shareholders of Oshkosh Corporation (the "Company") on May 6, 2025 at 8:00 a.m. Central Daylight Time virtually at www.virtualshareholdermeeting.com/OSK2025, or at any adjournment or postponement thereof, as set forth herein, hereby revoking any proxy previously given.THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.IF NO DIRECTION IS GIVEN, THEN THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES LISTED IN PROPOSAL 1, "FOR" THE RATIFICATION OF THE APPOINTMENT OF THE REGISTERED PUBLIC ACCOUNTING FIRM IN PROPOSAL 2, AND "FOR" THE APPROVAL, BY ADVISORY VOTE, OF THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS IN PROPOSAL 3.In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.PLEASE MARK, SIGN, AND DATE THIS PROXY CARD AND RETURN IT PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.